Exhibit 3.1
FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
NEXTERA ENERGY PARTNERS, LP
A Delaware Limited Partnership
Dated as of
  November 12, 2019

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A-i
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A-ii
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A-iii
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A-iv
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A-v
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FIFTH AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF NEXTERA ENERGY PARTNERS, LP
This FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NEXTERA ENERGY PARTNERS, LP, dated as of November 12, 2019, is entered into by and between NextEra Energy Partners GP, Inc., a Delaware corporation, as the General Partner, and NextEra Energy Equity Partners, LP, a Delaware limited partnership, together with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

1
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ARTICLE I

DEFINITIONS
Section 1.1    Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“61-Day Converting Holder” means any Converting Holder that holds Non-Voting Common Units issued as consideration in connection with the exercise of a Qualified Call Option under a Qualified Agreement that provides for the conversion of Non-Voting Common Units into Common Units upon sixty-one (61) days’ prior written notice.
“Adjusted Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units, as the case may be, the product obtained by multiplying (i) one hundred percent (100%) less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder, as the case may be, by (B) the total number of all Outstanding Units and (b) as to the holders of other Partnership Interests issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. In calculating the number of Units in clauses (A) and (B) above, the applicable number of Units shall include Outstanding Common Units and the Common Units that would be issued if all Series A Preferred Units and Non-Voting Common Units were converted to Common Units on such date of determination. The Adjusted Percentage Interest with respect to a Series A Preferred Unit shall only be defined by reference to the Adjusted Percentage Interest attributable to the Common Units into which such Series A Preferred Unit would be converted if conversion took place on such date of determination (whether or not such Series A Preferred Units were eligible for conversion at such time).
“Affected Director” has the meaning set forth in Section 7.1(d)(ii).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of the use of the term Group in Section 13.13, a Person will be deemed to “control” if such Person owns or controls, directly or indirectly, ten percent (10%) or more of the voting securities of the subject Person.
“Agreement” means this Fifth Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as it may be amended, supplemented or restated from time to time.

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“Applicable Independence Standards” means the listing standards of the National Securities Exchange upon which the Common Units are listed, any applicable rules of the Commission and any publicly disclosed standards used by the Board of Directors, or a committee thereof, in determining and disclosing the independence of the Partnership’s Directors.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of ten percent (10%) or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a ten percent (10%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Attribution Parties” has the meaning set forth in Section 5.9(b)(v)(B).
“Audit Committee” means the committee of the Board of Directors composed of no fewer than three (3) Directors who shall meet the independence and experience requirements established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by rules of the Commission.
“Automatic Conversion Notice” has the meaning set forth in Section 5.9(b)(v)(A).
“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
(a)    the sum of:
(i)    all cash and cash equivalents of the Partnership on hand at the end of such Quarter; and
(ii)    all cash and cash equivalents of the Partnership expected, on the date of determination of Available Cash with respect to such Quarter, to be received by the Partnership from distributions on OpCo Common Units, OpCo Non-Voting Common Units and OpCo Preferred Units by the Operating Partnership, in each case, made with respect to such Quarter subsequent to the end of such Quarter, less;

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(b)    the amount of any cash reserves established by the Board of Directors to:
(i)    provide for the proper conduct of the business of the Partnership subsequent to such Quarter, including the payment of income taxes by the Partnership; or
(ii)    comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject;
provided, that disbursements made by the Partnership or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of Directors so determines.
Notwithstanding the foregoing, “Available Cash” shall not include any proceeds received pursuant to the Series A Purchase Agreement or any proceeds received for the purchase of any Series A Preferred Units or Series A Parity Securities subsequently issued in accordance with Section 5.8(b)(iv), and with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
“Average VWAP” per Common Unit over a certain period shall mean the arithmetic average of the VWAP per Common Unit for each Trading Day in such period.
“BlackRock Affiliated Purchasers” means Nasa B Holdings LP, a Delaware limited partnership and Nasa Co-invest Holdings L.P., a Delaware limited partnership.
“BlackRock Purchaser” means Nasa A Holdings LP, a Delaware limited partnership.
“BlackRock Purchaser Notice Address” means
Nasa A Holdings LP,
c/o Global Energy & Power Infrastructure Funds,
1 Lafayette Place, 2nd Floor, Greenwich, Connecticut 06830
Attn: Matthew Raben
Email: matthew.raben@blackrock.com

With a copy to (which shall not constitute notice):
BlackRock, Inc.

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Office of the General Counsel
40 East 52nd Street, 19th floor
New York, New York 10022
Attn: David Maryles and Jelena Napolitano
Email: legaltransactions@blackrock.com
or such other address as the BlackRock Purchaser may designate in writing to the Partnership from time to time.
“Board” and “Board of Directors” have the meanings set forth in Section 7.1(a).
“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Florida shall not be regarded as a Business Day.
“Capital Contribution” means (a) any cash, cash equivalents or the Fair Market Value of Contributed Property, net of Liabilities, that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner, net of any liabilities either assumed by the Partnership upon such contribution or to which such property or other consideration is subject when contributed (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions) or (b) current distributions that a Partner is entitled to receive but otherwise waives.
“Capital Distribution Basket” means, at the time of determination, (i) an amount equal to four times the total distributions to the holders of OpCo Common Units and OpCo Non-Voting Common Units under the OpCo Partnership Agreement for the preceding Quarter less (ii) the sum of (x) any amounts previously distributed by the OpCo Partnership to the holders of OpCo Common Units and OpCo Non-Voting Common Units under the OpCo Partnership Agreement from Capital Surplus (as defined in the OpCo Partnership Agreement) on or following the date of the Series A Purchase Agreement and (y) any amounts previously distributed by the Partnership to the Common Unitholders and Non-Voting Common Unitholders under this Agreement from Capital Proceeds on or following the date of the Series A Purchase Agreement; provided that if during the preceding Quarter, there was a distribution by the Partnership or the Operating Partnership that reduced the Capital Distribution Basket, the amount in clause (i) shall be determined by reference to the last preceding Quarter during which no such distributions were made.
“Cash Sweep and Credit Support Agreement” means the Amended and Restated Cash Sweep and Credit Support Agreement, dated as of August 4, 2017, between the Operating Partnership and NextEra Energy Resources, LLC.

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“Cash Sweep Withdrawals” has the meaning set forth in the Cash Sweep and Credit Support Agreement.
“Cause” means (i) as used in Section 11.3 with respect to the General Partner, a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct to the Partnership or any Limited Partner in the General Partner’s capacity as a general partner of the Partnership; and (ii) as used in Section 7.1(d)(v) with respect to a Director, such Director has (a) been convicted of, or entered a plea of guilty or nolo contendere to, any crime or offense constituting a felony or any other crime involving (y) an act of theft, embezzlement, fraud or dishonesty or (z) a violation of the federal securities laws of the United States; (b) materially breached the terms of this Agreement; or (c) materially violated a written policy or procedure established by the Partnership.
“Certificate” means a certificate in such form (including global form if permitted by applicable rules and regulations) as may be adopted by the Board of Directors and issued by the Partnership evidencing ownership of one or more classes of Partnership Interests. The initial form of certificate approved by the General Partner for the Common Units is attached as Exhibit A to this Agreement. The initial form of certificate approved by the General Partner for the Series A Preferred Units is attached as Exhibit B to this Agreement, and the initial form of certificate approved by the General Partner for the Non-Voting Common Units is attached as Exhibit D to this Agreement.
“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the last closing bid and ask prices on such day, regular way, in either case as reported on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the average of the high bid and low ask prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the Board of Directors, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the Board of Directors.

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“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Combined Interest” means a Departing General Partner’s General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members.
“Commission” means the United States Securities and Exchange Commission.
“Common Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include (i) prior to its conversion into a Common Unit pursuant to the terms hereof, any Series A Preferred Unit, (ii) prior to its conversion into a Common Unit pursuant to the terms hereof, any Non-Voting Common Unit or (iii) any Special Voting Unit, except that, with respect to Article VI and the Management Services Agreement, the term “Common Unit” shall be deemed to also refer to any Non-Voting Common Units.
“Conflicts Committee” means the committee of the Board of Directors composed of two (2) or more Directors, each of whom (A) is not an officer or employee of the General Partner or the Partnership, (B) is not an officer, director or employee of any Affiliate of the General Partner or the Partnership, (C) is not a holder of any ownership interest in the General Partner or its Affiliates or the Partnership Group other than (1) Common Units and (2) awards that are granted to such Director in his capacity as a Director under any long-term incentive plan, equity compensation plan or similar plan implemented by the General Partner or the Partnership and (D) is determined by the Board of Directors to be independent under the independence standards, established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange), for directors who serve on an audit committee of a board of directors.
“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.
“Conversion Date” has the meaning set forth in Section 5.9(b)(v)(D).
“Converting Holder” means a Record Holder of Non-Voting Common Units who delivers an Automatic Conversion Notice or Optional Conversion Notice pursuant to Section 5.9(b)(v)(A) or (B), respectively, including any 61-Day Converting Holder and any Maximum Percentage Converting Holder.

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“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Departing General Partner” means a former general partner from and after the effective date of any withdrawal or removal of such former general partner pursuant to Section 11.1 or Section 11.2.
“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests; provided, however, that a Partnership Interest relating to, convertible into or exchangeable for another Partnership Interest shall not be a Derivative Partnership Interest.
“Directors” has the meaning set forth in Section 7.1(a).
“Eligible Limited Partner” means a holder of Common Units that satisfies, or a Group of no more than twenty (20) holders of Common Units that together satisfy, the requirements of Article XV (including ownership of the Required Units); provided, however, that NEE shall not be entitled to qualify as an Eligible Limited Partner for so long as either it or one of its Affiliates serves as Manager under the Management Services Agreement; provided, further, that a holder of Special Voting Units shall not be entitled, solely by virtue of holding any number of Special Voting Units, to qualify as an Eligible Limited Partner (or member of a Group that otherwise satisfies the requirements of Article XV); provided, further, that a holder of Series A Preferred Units shall not be entitled, solely by virtue of holding any number of Series A Preferred Units, to qualify as an Eligible Limited Partner (or member of a Group that otherwise satisfies the requirements of Article XV); provided, further, that a holder of Non-Voting Common Units shall not be entitled, solely by virtue of holding any number of Non-Voting Common Units, to qualify as an Eligible Limited Partner (or member of a Group that otherwise satisfies the requirements of Article XV).
“Event of Withdrawal” has the meaning given such term in Section 11.1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
“Exchange Agreement” means the Exchange Agreement, dated as of July 1, 2014, among NEE Equity, the Partnership, the General Partner and the Operating Partnership.
“Excess Units” has the meaning set forth in Section 5.9(b)(v)(B).

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“Fair Market Value” means, with respect to any property or asset, the fair market value of that property or asset, as determined by the Board of Directors in good faith.
“General Partner” means NextEra Energy Partners, GP, Inc., a Delaware corporation, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacity as general partner of the Partnership (except as the context otherwise requires). The General Partner is the sole general partner of the Partnership and the holder of the General Partner Interest.
“General Partner Interest” means the non-economic interest of the General Partner in the Partnership (in its capacity as general partner without reference to any Limited Partner Interest), which includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
“Group Member” means a member of the Partnership Group.
“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“IDR Fee” has the meaning given such term in the Management Services Agreement.

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“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director (including each LP Elected Director and each NEP GP Appointed Director), officer, fiduciary or trustee of (i) any Group Member, the General Partner or any Departing General Partner or (ii) any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the Board of Directors, the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, managing member, general partner, director, officer, fiduciary or trustee of another Person owing a fiduciary duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (f) any Person the General Partner or Board of Directors designates as an “Indemnitee” for purposes of this Agreement because such Person’s status, service or relationship exposes such Person to potential claims, demands, suits or proceedings relating to the Partnership Group’s business and affairs.
“Initial Distribution Period” means, with respect to a Series A Preferred Unit, the period commencing on the date of issuance of such Series A Preferred Unit and ending on the third (3rd) anniversary thereof; provided that the Initial Distribution Period with respect to a Series A PIK Unit shall be deemed to be the same as that of the Series A Preferred Unit on which the Series A PIK Unit is paid.
“IPO Registration Statement” means the Registration Statement on Form S-1 (File No. 333-196099), as amended, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Partnership’s initial public offering of such Common Units to the public.
“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Limited Partner” means, unless the context otherwise requires, each Person that is admitted to the Partnership as a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.
“Limited Partner Interest” means an interest of a Limited Partner in the Partnership, which may be evidenced by Series A Preferred Units, Common Units, Non-Voting Common Units, Special Voting Units or other Partnership Interests (other than a General Partner Interest), or a combination thereof (but excluding Derivative Partnership Interests), and includes

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any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner pursuant to the terms and provisions of this Agreement.
“Limited Partner Nominee” has the meaning set forth in Section 15.1.
“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.
“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
“LP Elected Director” has the meaning set forth in Section 7.1(d)(ii).
“Management Services Agreement” means the Second Amended and Restated Management Services Agreement, dated as of August 4, 2017, among the Operating Partnership, the Partnership, NextEra Energy Operating Partners GP, LLC and NextEra Energy Management Partners, LP.
“Manager” means the Person serving as the manager under the terms of the Management Services Agreement.
“Maximum Percentage” has the meaning set forth in Section 5.9(b)(v)(B).
“Maximum Percentage Converting Holder” means any Converting Holder that holds Non-Voting Common Units issued as consideration in connection with the exercise of a Qualified Call Option under a Qualified Agreement that prohibits the conversion of Non-Voting Common Units into Common Units to the extent that, after giving effect to the applicable conversion, such Maximum Percentage Converting Holder (together with its Attribution Parties) would beneficially own in excess of the Maximum Percentage.
“Merger Agreement” has the meaning given such term in Section 14.1.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).
“NEE” means NextEra Energy, Inc., a Florida corporation.

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“NEE Equity” means NextEra Energy Equity Partners, LP, a Delaware limited partnership.
“NEP GP Appointed Director” has the meaning set forth in Section 7.1(d)(i).
“NEP Pipelines, LLC” means NextEra Energy Partners Pipelines, LLC, a Delaware limited liability company.
“NEP Pipelines LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of NEP Pipelines, LLC, dated as of November 13, 2019, by and among the members party thereto, as it may be amended, supplemented, or restated from time to time in accordance with its terms.
“NEP Renewables, LLC” means NEP Renewables, LLC, a Delaware limited liability company.
“NEP Renewables LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of NEP Renewables, LLC, dated as of December 21, 2018, by and among the members party thereto, as it may be amended, supplemented, or restated from time to time in accordance with its terms.
“NEP Renewables II, LLC” means NEP Renewables II, LLC, a Delaware limited liability company.
“NEP Renewables II LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of NEP Renewables II, LLC, dated as of June 11, 2019, by and among the members party thereto, as it may be amended, supplemented, or restated from time to time in accordance with its terms.
“Nomination Notice” has the meaning set forth in Section 15.1.
“Non-Voting Common Units” means a Limited Partner Interest having the rights and obligations specified with respect to Units designated as “Non-Voting Common Units” in this Agreement.
“OpCo Common Units” means limited partner interests in the Operating Partnership having the rights and obligations specified with respect to “Common Units” in the OpCo Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“OpCo General Partner” means NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to

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the Operating Partnership as general partner of the Operating Partnership, in their capacity as general partner of the Operating Partnership (except as the context otherwise requires). The OpCo General Partner is the sole general partner of the Operating Partnership and the holder of the OpCo General Partner Interest.
“OpCo General Partner Interest” means the non-economic management interest of the OpCo General Partner in the Operating Partnership (in its capacity as general partner without reference to any limited partner interest), which includes any and all rights, powers and benefits to which the OpCo General Partner is entitled as provided in the OpCo Partnership Agreement, together with all obligations of the OpCo General Partner to comply with the terms and provisions of the OpCo Partnership Agreement. The OpCo General Partner Interest does not include any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Operating Partnership.
“OpCo Non-Voting Common Units” means limited partner interests in the Operating Partnership having the rights and obligations specified with respect to “Non-Voting Common Units” in the OpCo Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“OpCo Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date of this Agreement, and as it may be further amended, supplemented or restated from time to time.
“OpCo Preferred Units” means limited partner interests in the Operating Partnership having the rights and obligations specified with respect to “Series A Preferred Units” in the OpCo Partnership Agreement, as it may be amended, supplemented or restated from time to time.
“OpCo Series A Parity Securities” means any class or series of limited partner interests in the Operating Partnership that, with respect to distributions on such limited partner interests or distributions upon liquidation of the Operating Partnership, ranks pari passu with (but not senior to) the OpCo Series A Preferred Units.
“Operating Partnership” means NextEra Energy Operating Partners, LP, a Delaware limited partnership.
“Operating Plan” means the operational plan approved annually by the Board of Directors pursuant to Section 7.1(b)(iv).
“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to, or the general counsel or other inside counsel of, the Partnership or the General

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Partner or any of its Affiliates) acceptable to the Board of Directors or to such other person selecting such counsel or obtaining such opinion.
“Optional Conversion Notice” has the meaning set forth in Section 5.9(b)(v)(C).
“Organizational Limited Partner” means NEE Equity in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.
“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding in the Register as of the date of determination; provided, however, that Restricted Interests shall not be counted for purposes of determining whether a matter has been approved by Limited Partners, except to the extent such votes are reallocated pursuant to Section 13.13; provided, further, that Restricted Interests shall be considered to be Outstanding for all other purposes of this Agreement, it being understood, however, that Restricted Interests shall in each case not be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act.
“Partners” means the General Partner and the Limited Partners.
“Partnership” means NextEra Energy Partners, LP, a Delaware limited partnership.
“Partnership Group” means, collectively, the Partnership and its Subsidiaries.
“Partnership Interest” means the General Partner Interest and any class or series of equity interest in the Partnership, which shall include any Limited Partner Interests but shall exclude any Derivative Partnership Interests.
“Percentage Interest” means as of any date of determination (a) as to any Unitholder with respect to Units (other than with respect to Series A Preferred Units), as the case may be, the product obtained by multiplying (i) one hundred percent (100%) less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (excluding Series A Preferred Units) held by such Unitholder, as the case may be, by (B) the total number of Outstanding Units (excluding Series A Preferred Units), and (b) as to the holders of other Partnership Interests (other than with respect to Series A Preferred Units) issued by the Partnership in accordance with Section 5.4, the percentage established as a part of such issuance. The Percentage Interest with respect to a Series A Preferred Unit shall at all times be zero.
“Permitted Loan” means any bona fide loan or other extension of credit entered into by a Series A Preferred Unitholder or any of its Affiliates with one or more financial

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institutions and secured by a pledge, hypothecation or other grant of security interest in Series A Preferred Units, Series A Conversion Units, Common Units, or other assets.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Plan of Conversion” has the meaning given such term in Section 14.1.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests; (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests; and (c) when used with respect to Series A Preferred Unitholders, apportioned among all Series A Preferred Unitholders in accordance with the relative number or percentage of Series A Preferred Units held by each such Series A Preferred Unitholder.
“Qualified Agreement” means the NEP Renewables LLC Agreement, the NEP Renewables II LLC Agreement, the NEP Pipelines LLC Agreement, and any other agreement pursuant to which the Partnership has issued or agreed to issue Non-Voting Common Units, in each case, as such agreement may be amended, supplemented, or restated from time to time in accordance with its terms.
“Qualified Call Option” means any of the Call Option, NEP Change of Control Option, or Class B COC Option (as each such term is defined in the NEP Renewables LLC Agreement, the NEP Renewables II LLC Agreement, or the NEP Pipelines LLC Agreement, as applicable), or any other call option, change of control option, or other right of purchase (or exchange) that is provided for in any other Qualified Agreement pursuant to which Common Units or Non-Voting Common Units may be issued as consideration therefor.
“Qualified Holder” means a holder of limited liability company interests, limited partnership interests, or other securities, whether designated as “Class B Units” or otherwise, that are issued pursuant to the terms of a Qualified Agreement and are subject to or entitled to exercise a Qualified Call Option.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.
“Record Date” means the date established by the Board of Directors or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to receive notice of, or entitled to exercise rights in respect of, any lawful action of Limited

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Partners (including voting) or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent and the Register as of the Partnership’s close of business on a particular Business Day or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered in the Register as of the Partnership’s close of business on a particular Business Day.
“Register” means one or more registers in which, subject to such reasonable regulations as the Board of Directors may prescribe and subject to the provisions of Section 4.5(b), the registration and transfer of Limited Partner Interests, and any Derivative Partnership Interests, as applicable, shall be recorded.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 1, 2014, between the Partnership and NEE.
“Required Information” means, for purposes of Article XV, (i) the information concerning the Limited Partner Nominee(s) and the Eligible Limited Partner that is required to be disclosed in the Partnership’s proxy statement by the rules and regulations promulgated under the Exchange Act; and (ii) if the Eligible Limited Partner so elects, a Statement. To be timely, the Required Information must be delivered to or mailed and received by the Secretary of the Partnership within the time period specified in Article XV for providing the Nomination Notice.
“Required Units” means that number of Common Units (including Series A Conversion Units and Common Units that have been issued upon exchange or conversion of Special Voting Units or upon conversion of Non-Voting Common Units) as shall constitute ten percent (10%) or more of the aggregate number of Outstanding Common Units (including Series A Conversion Units and Common Units that have been issued upon exchange or conversion of Special Voting Units or upon conversion of Non-Voting Common Units) and Special Voting Units. For the avoidance of doubt, no Series A Preferred Units that have not been converted into Series A Conversion Units, Special Voting Units that have not been converted into or exchanged for Common Units or Non-Voting Common Units that have not been converted into Common Units shall be counted as Required Units.
“Restricted Interests” means Limited Partner Interests with respect to which, pursuant to Section 13.13, the votes cast by the holder thereof on a matter to be acted upon by Limited Partners shall not be counted.

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“Right of First Offer Agreement” means the Amended and Restated Right of First Offer Agreement, dated as of August 4, 2017, among the Partnership, the Operating Partnership and NextEra Energy Resources, LLC.
“Right of First Refusal Agreement” means the Right of First Refusal Agreement, dated as of August 4, 2017, among the Partnership, the Operating Partnership and NextEra Energy Resources, LLC.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.
“Series A Cash COC Event” means a Series A Change of Control involving a payment of consideration directly to the holders of Common Units of the Partnership, and more than ninety percent (90%) of such consideration is cash.
“Series A Change of Control” means the occurrence of any of the following:
(a)    the acquisition, directly or indirectly (including by merger), of fifty percent (50%) or more of the voting equity of the Partnership, the General Partner or the General Partner Interest (as measured by voting power rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a Limited Partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act) by a Person or Group that is not an Affiliate of NEE as of the Series A Initial Issuance Date if such acquisition gives such Person or Group the right to elect half or more of the members of the Board of Directors of the Partnership or the General Partner, respectively;
(b)    any sale, lease, pledge, assignment, transfer, conveyance or other disposition, in one or a series of related transactions, the result of which is that (i) the Partnership ceases to own directly or indirectly more than fifty percent (50%) of the voting equity of the OpCo General Partner (as measured by voting power rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a Limited Partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act) or (ii) the OpCo General Partner ceases to hold one hundred percent (100%) the OpCo General Partner Interest;
(c)    any sale, lease, pledge, assignment, transfer, conveyance or other disposition, in one or a series of related transactions, the result of which is that NEE ceases to own directly or indirectly more than thirty-three percent (33%) of the voting equity of the Partnership (including the Special Voting Units); provided, however, that the foregoing shall not be deemed to constitute a Series A Change of Control for so long as

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NEE continues to own, directly or indirectly, fifty percent (50%) or more of the voting equity of the General Partner or the General Partner Interest (as measured by voting power rather than the number of shares, units or the like, and excluding voting power exercisable pursuant to a proxy granted by a Limited Partner in connection with a proxy solicitation conducted pursuant to Regulation 14A of the Exchange Act);
(d)    any sale, lease, pledge, assignment, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole (other than to one of the Partnership’s wholly-owned Subsidiaries);
(e)    the Common Units are no longer listed or admitted to trading on a National Securities Exchange;
(f)    any transaction pursuant to which NEE or any of its Affiliates (other than the Partnership or any of its Subsidiaries) would acquire (i) all of the Partnership’s Outstanding Common Units or (ii) all or substantially all of the assets of the Partnership and its Subsidiaries, in each case, by way of merger, consolidation or otherwise; or
(g)    the removal of the General Partner as general partner of the Partnership by the Limited Partners of the Partnership, except where the successor General Partner is an Affiliate of NEE.
“Series A COC Conversion Premium” means (a) on or prior to the first anniversary of the Series A Initial Issuance Date, one hundred fifteen percent (115%), (b) after the first anniversary but on or prior to the second (2nd) anniversary of the Series A Initial Issuance Date, one hundred ten percent (110%), (c) after the second (2nd) anniversary of the Series A Initial Issuance Date but on or prior to the third (3rd) anniversary of the Series A Initial Issuance Date, one hundred five percent (105%), or (d) after the third (3rd) anniversary of the Series A Initial Issuance Date, one hundred one percent (101%).
“Series A COC Conversion Rate” means a conversion ratio equal to the greater of (a) the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) and (b) the quotient of (i) the sum of (x) the product of (A) the sum of (aa) the Series A Issue Price, plus (bb) all Series A Unpaid Distributions on the applicable Series A Preferred Unit, multiplied by (B) the Series A COC Conversion Premium plus (y) Series A Partial Period Distributions on the applicable Series A Preferred Unit, divided by (ii) the Average VWAP for the twenty (20) consecutive Trading Days ending immediately prior to the execution of definitive documentation relating to the Series A Change of Control.

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“Series A Conversion Date” has the meaning given such term in Section 5.8(b)(vi)(D).
“Series A Conversion Notice” has the meaning given such term in Section 5.8(b)(vi)(C)(1).
“Series A Conversion Notice Date” has the meaning given such term in Section 5.8(b)(vi)(A).
“Series A Conversion Rate” means, as adjusted pursuant to Section 5.8(b)(vi)(E), the number of Common Units issuable upon the conversion of each Series A Preferred Unit, which shall be the quotient of (a) the sum of (i) the Series A Issue Price, plus (ii) any Series A Unpaid Distributions on the applicable Series A Preferred Unit, plus (iii) only for purposes of the definition of “Series A COC Conversion Rate,” any Series A Partial Period Distributions on the applicable Series A Preferred Unit, divided by (b) the Series A Issue Price.
“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.8(b)(vi)(D). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.
“Series A Converting Unitholder” means a Series A Preferred Unitholder (i) who has delivered a Series A Conversion Notice to the Partnership in accordance with Section 5.8(b)(vi)(C)(1) or (ii) to whom the Partnership has delivered a Series A Forced Conversion Notice in accordance with Section 5.8(b)(vi)(C)(2).
“Series A Distribution Amount” means (a) with respect to any Quarter ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to $0.4413; (b) with respect to any Quarter ending after the end of the Quarter during which the Initial Distribution Period ends for a Series A Preferred Unit, an amount per Quarter per Series A Preferred Unit equal to the greater of (i) the amount set forth in clause (a) and (ii) the amount of distributions for such Quarter that would have been payable with respect to such Series A Preferred Unit if such Series A Preferred Unit had converted immediately prior to the Record Date for such Quarter in respect of which such distributions are being paid into the number of Common Unit(s) into which such Series A Preferred Unit would be convertible at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible); and (c) with respect to the Quarter during which the Initial Distribution Period ends, a prorated amount based on the date that the Initial Distribution Period ends, which amount shall equal the sum of (i) the amount set forth in clause (a) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the start of the applicable Quarter and ending on, and including, the last day of the Initial Distribution Period, and the denominator of which equals the

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total number of days in such Quarter, and (ii) the amount determined as provided in clause (b) of this paragraph, multiplied by a fraction, the numerator of which equals the number of days in such Quarter commencing on the day following the last day of the Initial Distribution Period and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter; provided, however, that the Series A Distribution Amount for the Quarter during which the Initial Distribution Period commences shall be prorated for such period and shall equal the amount calculated by multiplying the amount set forth in clause (a) of this paragraph by a fraction, the numerator of which equals the number of days in such Quarter commencing on the applicable issuance date and ending on, and including, the last day of such Quarter, and the denominator of which equals the total number of days in such Quarter.
“Series A Distribution Payment Date” has the meaning given such term in Section 5.8(b)(i)(A).
“Series A Forced Conversion Notice” has the meaning given such term in Section 5.8(b)(vi)(C)(2).
“Series A Forced Conversion Notice Date” has the meaning given such term in Section 5.8(b)(vi)(B).
“Series A Initial Issuance Date” means the date on which Series A Preferred Units are first issued under the Series A Purchase Agreement.
“Series A Issue Price” means $39.2253 per Series A Preferred Unit.
“Series A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including Common Units and Non-Voting Common Units, but excluding any Series A Parity Securities and Series A Senior Securities.
“Series A Liquidation Value” means the amount equal to the sum of (i) the Series A Issue Price, plus (ii) all Series A Unpaid Distributions, plus (iii) Series A Partial Period Distributions, in each case, with respect to the applicable Series A Preferred Unit.
“Series A Parity Equivalent Units” has the meaning given such term in Section 5.8(b)(iv).
“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units.

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“Series A Partial Period Distributions” means, with respect to a conversion or redemption of Series A Preferred Units or a liquidation, (a) an amount equal to the Series A Distribution Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Quarter in which such conversion, redemption or liquidation occurs and the denominator of which is the total number of days in such Quarter, plus (b) to the extent such conversion, redemption or liquidation occurs prior to the Series A Distribution Payment Date in respect of the Quarter immediately preceding such conversion, redemption or liquidation, an amount equal to the Series A Distribution Amount.
“Series A PIK Payment Date” has the meaning given such term in Section 5.8(b)(i)(E).
“Series A PIK Units” means any Series A Preferred Units issued pursuant to a Series A Quarterly Distribution in accordance with Section 5.8(b)(i).
“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.
“Series A Preferred Units” means any Units designated as “Series A Convertible Preferred Units” and issued pursuant to Section 5.8, including any Units issued under Section 5.8(b)(ii) and any Series A PIK Units.
“Series A Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of June 20, 2017, by and among the Partnership and the Series A Purchasers thereunder, as may be amended from time to time.
“Series A Purchase Agreement Purchasers” means those Persons set forth on Schedule A to the Series A Purchase Agreement.
“Series A Purchaser Change of Control” means, (i) with respect to the BlackRock Purchaser and the BlackRock Affiliated Purchasers, a transaction or series of transactions which results in such Person no longer being controlled by an Affiliate of Global Energy & Power Infrastructure Fund II, L.P. and (ii) with respect to KKR Flatirons Aggregator L.P., as Series A Purchase Agreement Purchaser, a transaction or series of transactions which results in such Person no longer being controlled by an Affiliate of Kohlberg Kravis Roberts & Co. L.P.
“Series A Purchasers” means (a) any Series A Purchase Agreement Purchaser and (b) any Person who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.8(b)(iv).

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“Series A Quarterly Distribution” has the meaning given such term in Section 5.8(b)(i)(A).
“Series A Required Voting Percentage” has the meaning given such term in Section 13.3(c).
“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units.
“Series A Substantially Equivalent Unit” has the meaning given such term in Section 5.8(b)(vii)(B)(2).
“Series A Unpaid Distributions” has the meaning given such term in Section 5.8(b)(i)(B).
“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.
“Special Voting Unit” means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not have any rights to ownership or profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
“Statement” means a written statement for inclusion in the Partnership’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of a Limited Partner Nominee’s candidacy.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than fifty percent (50%) of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date hereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person or a combination thereof, directly or indirectly, at the date of determination, has the power to elect or direct the election of a majority of the directors or other governing body of such Person.

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“Surviving Business Entity” has the meaning given such term in Section 14.2(b).
“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted for trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City are not legally required to be closed.
“Transaction Documents” means this Agreement, the Group Member Agreement of each other Group Member, the Management Services Agreement, the Exchange Agreement, the Right of First Offer Agreement, the Right of First Refusal Agreement, the Cash Sweep and Credit Support Agreement and the Registration Rights Agreement, as each such agreement is amended or supplemented from time to time.
“transfer” has the meaning given such term in Section 4.4(a).
“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the Board of Directors to act as registrar and transfer agent for any class of Partnership Interests in accordance with the Exchange Act and the rules of the National Securities Exchange on which such Partnership Interests are listed (if any); provided that, if no such Person is appointed as registrar and transfer agent for any class of Partnership Interests, the General Partner shall act as registrar and transfer agent for such class of Partnership Interests.
“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.
“Unit” means a Limited Partner Interest that is designated by the Board of Directors as a “Unit” and shall include Series A Preferred Units, Common Units, Non-Voting Common Units and Special Voting Units.
“Unit Majority” means at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (and including the Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding the Non-Voting Common Units).
“Unitholders” means the Record Holders of Units.
“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group

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Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates from time to time as an “Unrestricted Person” for purposes of this Agreement.
“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
“VWAP” per Common Unit on any Trading Day shall mean the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NEP <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one Common Unit on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Common Units are listed). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the Fair Market Value.
Section 1.2    Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner and the Board of Directors have the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the General Partner or the Board of Directors, and any action taken pursuant thereto, and any determination made by the General Partner or the Board of Directors in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.
ARTICLE II

ORGANIZATION
Section 2.1    Formation.  The General Partner and the Organizational Limited Partner formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The initial agreement of limited partnership was amended and restated in its entirety by the First Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014, which is

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hereby amended and restated in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the record owner thereof for all purposes.
Section 2.2    Name.  The name of the Partnership shall be “NextEra Energy Partners, LP.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the Board of Directors. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the Board of Directors, the registered office of the Partnership in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 700 Universe Boulevard, Juno Beach, Florida 33408, or such other place as the Board of Directors may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate. The address of the General Partner shall be 700 Universe Boulevard, Juno Beach, Florida 33408, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
Section 2.4    Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors and the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that, without the prior written consent of the General Partner, which consent may be granted or withheld in its sole discretion, the Partnership and each other Group Member shall not have any power or authority

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to solicit, review, respond to or otherwise participate in any request for proposal relating to, or otherwise engage in, or seek to engage in, the development of, (i) any wind or solar energy project (other than any off-shore project), (ii) any natural gas pipeline, or (iii) any utility-scale battery storage facility, in each case, anywhere in the world, other than those projects described in clauses (i) through (iii) that are owned or are being developed by a Group Member as of the date of this Agreement. To the fullest extent permitted by law, neither the General Partner nor the Board of Directors shall have any duty or obligation to propose or approve the conduct by the Partnership of any business and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner and the Board of Directors in determining whether to propose or approve the conduct by the Partnership of any business shall be permitted to do so, each in its sole and absolute discretion.
Section 2.5    Powers.  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.
Section 2.6    Term.  The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
Section 2.7    Title to Partnership Assets.  Title to the assets of the Partnership, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such assets of the Partnership or any portion thereof. Title to any or all assets of the Partnership may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates, as the Board of Directors may determine. The General Partner hereby declares and warrants that any assets of the Partnership for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees of the General Partner or its Affiliates shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or

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more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor General Partner. All assets of the Partnership shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such assets of the Partnership is held.
ARTICLE III

RIGHTS OF LIMITED PARTNERS
Section 3.1    Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
Section 3.2    Management of Business.  No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.
Section 3.3    Rights of Limited Partners.
(a)    Each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:
(i)    to obtain from the Partnership either (A) the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and 8-K or (B) if the Partnership is no longer subject to the reporting requirements of the Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act or any successor or similar rule or regulation under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Limited Partner in satisfaction of the requirements of this

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Section 3.3(a)(i) if posted on or accessible through the Partnership’s or the Commission’s website);
(ii)    to obtain a current list of the name and last known business, residence or mailing address of each Partner; and
(iii)    to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto.
(b)    The rights to information granted the Limited Partners pursuant to Section 3.3(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in Partnership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Sections 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.3(a).
(c)    The Board of Directors may keep confidential from the Limited Partners, for such period of time as the Board of Directors deems reasonable, (i) any information that the Board of Directors or the General Partner determines is in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors determines (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or regulation or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.3). Any disclosure of any of the foregoing information to Limited Partners shall require the prior written consent of the General Partner, which consent may be granted or withheld in its sole discretion.
(d)    Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Partners, each other Person or Group who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.
ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP
INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

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Section 4.1    Certificates.  Owners of Partnership Interests and, where appropriate, Derivative Partnership Interests, shall be recorded in the Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Register. Notwithstanding anything to the contrary in this Agreement, unless the Board of Directors shall determine otherwise in respect of some or all of any or all classes of Partnership Interests and Derivative Partnership Interests, Partnership Interests and Derivative Partnership Interests shall not be evidenced by physical certificates. Certificates, if any, shall be executed on behalf of the Partnership by the Chief Executive Officer, President, Chief Financial Officer or any Vice President and the Secretary, any Assistant Secretary or other authorized officer of the Partnership, and shall bear the legend set forth in Section 4.7(c). The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Partnership with the same effect as if he were such officer at the date of its issuance. If a Transfer Agent has been appointed for a class of Partnership Interests, no Certificate for such class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, if the Board of Directors elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership. With respect to any Partnership Interests that are represented by physical certificates, the Board of Directors may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.
Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests or Derivative Partnership Interests as the Certificate so surrendered.
(b)    The appropriate officers of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued, if the Record Holder of the Certificate:
(i)    makes proof by affidavit, in form and substance satisfactory to the Board of Directors, that a previously issued Certificate has been lost, destroyed or stolen;

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(ii)    requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(iii)    if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
(iv)    satisfies any other reasonable requirements imposed by the Partnership or the Transfer Agent.
If a Limited Partner fails to notify the Partnership within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership or the Transfer Agent receives such notification, to the fullest extent permitted by law, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
Section 4.3    Record Holders.  The names and addresses of Unitholders as they appear in the Register shall be the official list of Record Holders of the Limited Partner Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Limited Partner with respect to any Limited Partner Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Limited Partner Interest on the part of any other Person or Group, regardless of whether the Partnership or the General Partner shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or Group in acquiring or holding Partnership Interests, as between the Partnership on the one hand, and such other Person or Group on the other, such representative Person shall be the Limited Partner with respect to such Limited Partner Interest upon becoming the Record Holder in accordance with Article X and have the rights and

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obligations of a Limited Partner hereunder as, and to the extent, provided herein, including Section 10.1(a).
Section 4.4    Transfer Generally.
(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns all or any part of its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns all or any part of such Limited Partner Interest to another Person who is a Limited Partner or becomes a Limited Partner as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect or recognize any such transfer or purported transfer.
(c)    Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of the General Partner or any Limited Partner of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Limited Partner, and the term “transfer” shall not include any such disposition.
Section 4.5    Registration and Transfer of Limited Partner Interests.
(a)    The Partnership shall keep, or cause to be kept by the Transfer Agent on behalf of the Partnership, the Register. Without limiting the foregoing and without limiting the discretion of the Board of Directors to change or appoint a new third-party Transfer Agent at any time, on or prior to the Series A Initial Issuance Date the Board of Directors shall appoint the same Transfer Agent for the Common Units to be Transfer Agent for the Series A Preferred Units, and on or prior to the date on which the Partnership issues Non-Voting Common Units the Board of Directors shall appoint the same Transfer Agent for the Common Units to be Transfer Agent for the Non-Voting Common Units.
(b)    The Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner

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Interests are surrendered for registration of transfer. No charge shall be imposed by the Partnership for such transfer; provided that, as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5(b), the appropriate officers of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Register.
(c)    Upon the receipt by the Partnership of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Register.
(d)    By acceptance of any Limited Partner Interests pursuant to a transfer in accordance with this Article IV, each transferee of a Limited Partner Interest (including any nominee, or agent or representative acquiring such Limited Partner Interests for the account of another Person or Group) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the Register and such Person becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.
(e)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law, including the Securities Act, Limited Partner Interests shall be freely transferable.

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(f)    The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons; provided that NEE Equity may not transfer its Special Voting Units to any Person other than to an Affiliate of NEE Equity to which NEE Equity has also transferred the same number of its OpCo Common Units in accordance with the OpCo Partnership Agreement.
Section 4.6    Transfer of the General Partner’s General Partner Interest.  The General Partner may transfer all or any part of its General Partner Interest without the consent of any other Partner. Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (a) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (b) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act and (c) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest the General Partner holds as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.
Section 4.7    Restrictions on Transfers.
(a)    Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then-applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Operating Partnership or the Operating Partnership’s Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.
(b)    The Board of Directors may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Operating Partnership or the Operating Partnership’s Subsidiaries becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed) or (ii)  preserve the

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uniformity of the Limited Partner Interests (or any class or classes thereof). The Board of Directors may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class and any Outstanding Limited Partner Interest convertible into such class other than any Non-Voting Common Units (regardless of whether such Outstanding Limited Partnership Interest is then convertible), voting together as a single class.
(c)    Each certificate or book entry evidencing Partnership Interests (other than Series A Preferred Units) shall bear a conspicuous legend in substantially the following form:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE PARTNERSHIP AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS
Section 5.1    Capital Contributions.   Neither the General Partner nor any Limited Partner will be required to make any additional Capital Contribution to the Partnership pursuant to this Agreement.
Section 5.2    Interest and Withdrawal.

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No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.
Section 5.3    Units.
(a)    The Limited Partner Interests of the Limited Partners shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series, with each type, class or series having the rights and privileges set forth in this Agreement. The Partnership shall maintain a schedule of all Limited Partners from time to time, and the respective Units held by them. Ownership of a Unit shall not entitle a Limited Partner to call for a partition or division of any property of the Partnership or for any accounting. As of the date of this Agreement, the Partnership is authorized to issue Series A Preferred Units, Common Units, Non-Voting Common Units and Special Voting Units. All Series A Preferred Units, Common Units and Special Voting Units issued and outstanding immediately prior to the date of this Agreement shall remain issued and outstanding immediately following the date of this Agreement and shall be governed by the terms of this Agreement. Subject to Section 13.13, each holder of Common Units, and each holder of Special Voting Units, shall be entitled to cast, in person or by proxy, one vote for each Common Unit or Special Voting Unit, as applicable, on all matters upon which Limited Partners have the right to vote as set forth in this Agreement and provided under the Delaware Act. The rights of Series A Preferred Unitholders to vote together with the Common Units are set forth in Section 5.8(b)(iii). The rights of holders of Non-Voting Common Units to vote are set forth in Section 5.9(b)(iii).
(b)    As of the date of this Agreement, the number of issued and outstanding Special Voting Units is equal to the number of OpCo Common Units held of record by NEE Equity. In the event that, after the date hereof, NEE Equity becomes the record holder of an additional OpCo Common Unit or ceases to be the record holder of any OpCo Common Unit, the Partnership shall issue Special Voting Units to NEE Equity or cancel Special Voting Units held by NEE Equity, as applicable, such that the number of Special Voting Units held by NEE Equity is equal to the number of OpCo Common Units held by NEE Equity; provided that no Special Voting Units shall be cancelled in connection with a transfer of Special Voting Units by NEE Equity to an Affiliate in accordance with Section 4.5(f). The determination of the Board of Directors as to the number of OpCo Common Units held of record by NEE Equity and the number of Special Voting Units held by NEE Equity shall be made by a good faith determination

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of the Board of Directors, based on the books and records of the Operating Partnership, which determination shall, absent manifest error, be conclusive and binding on all Partners.
(c)    At such time as the Partnership issues Non-Voting Common Units, the Partnership shall contribute the cash proceeds or other consideration received from the issuance of such Non-Voting Common Units to the Operating Partnership in exchange for a number of OpCo Non-Voting Common Units equal to the number of Non-Voting Common Units so issued.
Section 5.4    Issuances of Additional Partnership Interests.
(a)    Subject to Section 5.8(b)(iv), the Partnership may issue additional Partnership Interests (other than General Partner Interests) and Derivative Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Partner; provided, however, that the Partnership shall not issue any additional Common Units, Non-Voting Common Units, Series A Preferred Units or Series A Parity Securities unless the Partnership contributes the cash proceeds or other consideration received from the issuance of such additional Common Units, Non-Voting Common Units, Series A Preferred Units or Series A Parity Securities in exchange for an equivalent number of OpCo Common Units, OpCo Non-Voting Common Units, OpCo Preferred Units or OpCo Series A Parity Securities, as applicable. Notwithstanding the foregoing, the Partnership may (x) issue Common Units (i) pursuant to employee benefit plans or pursuant to the Exchange Agreement or (ii) pursuant to a distribution (including any split or combination) of Common Units to all of the holders of Common Units pursuant to Section 5.6 and (y) issue Non-Voting Common Units pursuant to a distribution (including any split or combination) of Non-Voting Common Units to all of the holders of Non-Voting Common Units pursuant to Section 5.9(b)(v)(E).
(b)    Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the Board of Directors, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest; (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the

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right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.
(c)    The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Partnership Interests pursuant to this Section 5.4, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Limited Partners in the Register as the Record Holders of such Limited Partner Interests and (iv) all additional issuances of Partnership Interests. The Board of Directors shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The Board of Directors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.
(d)    No fractional Units shall be issued by the Partnership.
Section 5.5    Limited Preemptive Right.
(a)    Except as provided in this Section 5.5 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created.
(b)    The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Adjusted Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.
(c)    After the Series A Initial Issuance Date, for as long as any Series A Purchase Agreement Purchaser or any of its then-Affiliates continues to own any Series A Preferred Units, such Series A Purchase Agreement Purchaser (or its then-Affiliate designees) shall have the right to purchase any Series A Preferred Units or Series A Parity Securities proposed to be issued by the Partnership (other than any Series A PIK Units or any Series A Parity Security PIK units) to any Person other than the Series A Purchase Agreement Purchasers or their Affiliates in an amount equal to the number of such Series A Preferred Units or Series A

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Parity Securities required in order to maintain such Series A Purchase Agreement Purchaser’s (and its Affiliates that own Series A Preferred Units) Adjusted Percentage Interest (assuming conversion of any outstanding convertible securities) equal to that which existed immediately prior to the issuance of such Series A Preferred Units or Series A Parity Securities, on the same terms and conditions that apply to all offerees in such transaction. In the event of a proposed transaction giving rise to any Series A Purchase Agreement Purchaser’s preemptive rights under the foregoing sentence, the Partnership shall provide notice to the Series A Purchase Agreement Purchasers by sending notice to the BlackRock Purchaser (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and any such Affiliates and to the BlackRock Purchaser Notice Address) no later than ten (10) Business Days prior to the expected consummation of such transaction. The BlackRock Purchaser shall provide notice (on behalf of itself and/or any other Series A Purchase Agreement Purchasers) of its and any other Series A Purchase Agreement Purchaser’s (and its Affiliates that own Series A Preferred Units) election to exercise its or their preemptive rights within five (5) Business Days after the Partnership gives the notice described in the immediately preceding sentence by delivering such notice to the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the BlackRock Purchaser from time to time):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer
and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Mark Patten
Email: Mark.Patten@nexteraenergy.com
If no notice from the BlackRock Purchaser is received by the Partnership within the specified time, neither the BlackRock Purchaser nor any other Series A Purchase Agreement Purchaser (or any of their Affiliates) shall have any further preemptive rights with respect to such proposed

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transaction. The Series A Purchase Agreement Purchasers may not transfer their preemptive rights under this Section 5.5(c) (on behalf of itself and/or its Affiliates) (other than to its Affiliates), and each Series A Purchase Agreement Purchaser, and its Affiliates and Affiliate transferees, shall no longer have preemptive rights under this Section 5.5(c) after the occurrence of a Series A Purchaser Change of Control with respect to such Series A Purchase Agreement Purchaser. The BlackRock Purchaser may not transfer any of the rights or obligations to give or receive notices hereunder (on behalf of itself and/or any Series A Purchase Agreement Purchaser or any of its or their Affiliates), without the express written consent of the Partnership. Following such time as the BlackRock Purchaser ceases to own Series A Preferred Units, the BlackRock Purchaser may continue to give or receive notices under this Section 5.5(c) on behalf of any other Series A Purchase Agreement Purchaser or any of its Affiliates who continue to have rights under this Section 5.5(c).
Section 5.6    Splits and Combinations.
(a)    Subject to Section 5.6(d), the Partnership may make a Pro Rata distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event (subject to the effect of Section 5.8(b)(vi)(E)), and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted; provided, however, that the Partnership may not effect a subdivision or combination of Partnership Interests described in this Section 5.6(a) unless the Operating Partnership also effects an equivalent subdivision or combination.
(b)    Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the Board of Directors shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder as of a date not less than ten (10) days prior to the date of such notice (or such shorter periods as required by applicable law). The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates or uncertificated Partnership Interests to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any

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such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of Partnership Interests represented by Certificates, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than a 0.5 Unit being rounded to the next higher Unit).
Section 5.7    Fully Paid and Non-Assessable Nature of Limited Partner Interests.  All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.
Section 5.8    Series A Preferred Units.
(a)    General. There is hereby created a class of Units designated as “Series A Convertible Preferred Units,” with the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.8 and elsewhere in this Agreement.
(b)    Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:
(i)    Distributions.
(A)    Subject to Section 5.8(b)(i)(B), commencing with the Quarter that includes the Series A Initial Issuance Date, subject to Section 5.8(b)(i)(D), the Record Holders of the Series A Preferred Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each Outstanding Series A Preferred Unit, cumulative distributions in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) any Series A Unpaid Distributions (collectively, a “Series A Quarterly Distribution”). With respect to any Quarter (or portion thereof for which a Series A Quarterly Distribution is due) ending on or before the end of the Initial Distribution Period for a Series A Preferred Unit, such Series A Quarterly Distribution shall be paid, as determined by the Board of Directors, in its sole discretion, in Series A PIK Units or in cash, or in a combination of Series A PIK

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Units and cash. For any Quarter ending after the end of the Initial Distribution Period for a Series A Preferred Unit, each Series A Quarterly Distribution on such Series A Preferred Unit shall be paid, as determined by the Board of Directors, in its sole discretion, in cash or in a combination of Series A PIK Units and cash; provided that, no more than one-ninth (1/9th) of any such Series A Quarterly Distribution shall consist of Series A PIK Units for any Quarter following the Quarter during which the Initial Distribution Period ends; and provided, further, that for the Quarter during which the Initial Distribution Period ends, (i) the portion of the Series A Distribution Amount calculated through the end of the Initial Distribution Period shall not be subject to the foregoing one-ninth (1/9th) limitation, and (ii) the portion of the Series A Distribution Amount calculated after the end of the Initial Distribution Period shall be subject to the foregoing one-ninth (1/9th) limitation. If the Board of Directors, in its sole discretion, elects to pay all or any portion of a Series A Quarterly Distribution in Series A PIK Units, the number of Series A PIK Units to be issued in connection with such Series A Quarterly Distribution shall equal the quotient of (A) the applicable Series A Distribution Amount (or portion thereof to be paid in Series A PIK Units) divided by (B) the Series A Issue Price; provided that instead of issuing any fractional Series A PIK Unit, the Partnership shall round the number of Series A PIK Units issued to each Series A Preferred Unitholder down to the nearest whole Series A PIK Unit and pay cash in lieu of any resulting fractional unit (with the amount of such cash payment being based on the value of such fractional Series A PIK Unit, which shall be the product of the Series A Issue Price multiplied by the number of Series A Conversion Units into which such fractional Series A PIK Units would be convertible at the applicable Series A Conversion Rate on such Record Date (without regard to whether any Series A Preferred Units are then convertible)). Each Series A Quarterly Distribution shall be paid within 45 days following the end of each Quarter (each such payment date, a “Series A Distribution Payment Date”) and, unless otherwise determined by the Board of Directors, in its sole discretion, shall have the same Record Date as established by the Partnership for any distribution to be made by the Partnership on other Partnership Interests in respect of such Quarter. For the avoidance of doubt, subject to Section 5.8(b)(i)(D), the Series A Preferred Units shall not be entitled to any distributions made to Common Unitholders pursuant to Section 6.1(b) for any Quarter so long as the Series A Quarterly Distribution has been declared and paid in full (including any Series A Unpaid Distributions comprising part thereof) in accordance with this Section 5.8(b)(i) on the Series A Preferred Units with respect to such Quarter.
(B)    If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) when due for any Quarter during the applicable Initial Distribution Period, then the

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Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due. If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) in accordance with Section 5.8(b)(i)(A) when due for any Quarter following the applicable Initial Distribution Period, then (i) the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received one-ninth (1/9th) of such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due and (ii) from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages (which arrearages shall exclude, for the avoidance of doubt, the Series A PIK Units deemed received under the immediately preceding clause (i)), (1) the amount of such unpaid cash distributions (on a per Series A Preferred Unit basis, “Series A Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (2) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full any such cash Series A Distribution Amount when due); provided, however, that pro rata distributions may be declared and paid on the Series A Preferred Units and the Series A Parity Securities in amounts per Series A Preferred Unit and Series A Parity Security that bear to each other the same ratio that accrued and accumulated distributions per Series A Preferred Unit and Series A Parity Security bear to each other.
(C)    The aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) shall be paid out of Available Cash and, for the avoidance of doubt, shall be paid prior to any distributions to the Common Unitholders under Section 6.1.
(D)    Notwithstanding anything in this Section 5.8(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (i) with respect to a distribution to be made to Record Holders as of the Record Date preceding such conversion, the Record Holder as of such Record Date of such Series A Preferred Unit shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of the Common Units into

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which such Series A Preferred Unit was converted on the payment date thereof, and (ii) with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Units into which such Series A Preferred Unit was converted shall be entitled to receive such distribution in respect of such converted Common Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Common Units pursuant to the terms hereof following a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.8(b)(i)(A) and, until such distribution is received, Section 5.8(b)(i)(B) shall continue to apply, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the Series A Distribution Payment Date.
(E)    When any Series A PIK Units are payable to a Series A Preferred Unitholder pursuant to this Section 5.8, the Partnership shall issue the Series A PIK Units to such holder in accordance with Section 5.8(b)(i)(A) (the date of issuance of such Series A PIK Units, the “Series A PIK Payment Date”). On the Series A PIK Payment Date, the Partnership shall have the option to (i) issue to such Series A Preferred Unitholder a certificate or certificates for the number of Series A PIK Units to which such Series A Preferred Unitholder shall be entitled, or (ii) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership.
(ii)    Issuance of the Series A Preferred Units. The Series A Preferred Units (other than the Series A PIK Units) shall be issued by the Partnership pursuant to the terms and conditions of the Series A Purchase Agreement (as to the Series A Purchase Agreement Purchasers) and pursuant to such terms and conditions the Partnership in its sole discretion determines (with respect to any Series A Purchaser who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.8(b)(iv)).
(iii)    Voting Rights.
(A)    The Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit would be convertible at the then applicable Series A Conversion Rate (regardless of

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whether the Series A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.
(B)    Notwithstanding anything to the contrary in this Section 5.8(b)(iii), in no event shall the consent of the Series A Preferred Unitholders, as a separate class, be required in connection with any Series A Change of Control; provided, however, that the foregoing shall not limit the voting rights of any Series A Preferred Unitholder in connection with any vote of Record Holders of Common Units and Series A Preferred Units together as a single class that may be required.
(C)    Notwithstanding any rights a Series A Preferred Unitholder may have under this Agreement or applicable law, until the Series A Preferred Units are converted to Series A Conversion Units in accordance with the terms hereof, each Series A Preferred Unitholder hereby fully waives any right to nominate or participate in the nomination of any Person for election as a Director of the Partnership or as a member of any other governing body of the Partnership; provided, however, that the foregoing shall not limit the voting rights of a Preferred Unitholder in the election and removal of LP Elected Directors and in the removal of the General Partner in accordance with Section 5.8(b)(iii)(A). For the avoidance of doubt, the foregoing waiver shall not apply to any Series A Preferred Units that have been converted to Series A Conversion Units.
(D)    Notwithstanding any other provision of this Agreement, the Partnership shall not declare or pay distributions in any given Quarter that exceed an amount equal to the then available Capital Distribution Basket from (i) borrowings, refinancing or refundings of indebtedness and sales of debt securities by the Partnership, (ii) sales of equity interests by the Partnership and (iii) sales or dispositions of any assets of the Partnership (any of the foregoing, “Capital Proceeds”).
(iv)    No Series A Senior Securities; Series A Parity Securities. Other than issuances contemplated by the Series A Purchase Agreement, the Partnership shall not, without the consent of the holders of the Series A Required Voting Percentage, issue any (A) Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities) or (B) Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities) or Series A Preferred Units; provided that, without the consent or vote of any Series A

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Preferred Unitholder (but without prejudice to their rights under Section 5.8(b)(iii)(A)), the Partnership may issue after the Series A Initial Issuance Date (1) Series A Preferred Units pursuant to the Series A Purchase Agreement, (2) up to the greater of (a) an aggregate issue price of $1 billion of Series A Parity Securities, and (b) a number of Series A Parity Securities such that, as of the date of the issuance of the Series A Parity Securities, the aggregate number of Series A Parity Securities, together with the Series A Preferred Units contemplated by the Series A Purchase Agreement, in each case on an as-converted basis (or, if the Series A Parity Securities are not convertible, assuming that such Series A Parity Securities are convertible into a number of Common Units equal to the quotient of (i) the aggregate purchase price for such Series A Parity Securities, divided by (ii) the Average VWAP for the thirty (30) Trading Day period ending immediately prior to such issuance (such Common Units, the “Series A Parity Equivalent Units”)), equals no more than fifteen percent (15%) of all Outstanding Common Units and Special Voting Units (including as Outstanding for such purposes, (i) any Common Units issuable in respect of the Series A Preferred Units at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible), (ii) any Common Units issuable in respect of Series A Parity Securities (including any warrants issued in connection with Series A Parity Securities) at the initial or then-applicable conversion rate, as applicable, (iii) any Common Units issuable in respect of any outstanding warrants or options issued by the Partnership, (iv) any Series A Parity Equivalent Units and (v) any Common Units that would otherwise be excluded by operation of the definition of the term “Outstanding”), and (3) if the Series A Purchase Agreement Purchasers and their then-Affiliates hold a number of Series A Preferred Units purchased under the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units) having an aggregate Series A Issue Price of less than or equal to thirty-three and one-third percent (33-1/3%) of the aggregate Series A Issue Price of all Series A Preferred Units purchased pursuant to the Series A Purchase Agreement (excluding for this purpose, for the avoidance of doubt, any Series A PIK Units), then such number of Series A Parity Securities as determined by the Board of Directors, in its sole discretion, at any time on and after the first time that the Series A Purchase Agreement Purchasers’ and their Affiliates’ holdings are below such threshold; provided that following a Series A Purchaser Change of Control with respect to a Series A Purchase Agreement Purchaser, any Series A Preferred Units held by such Series A Purchase Agreement Purchaser and its Affiliates shall not be considered held by a Series A Purchaser Agreement Purchaser and its then-Affiliates for purposes of the determination under the foregoing clause (3). Subject to Section 5.8(b)(vi)(E), the Partnership may, without any consent or vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights under Section 5.8(b)(iii)(A)), issue

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the Series A PIK Units contemplated by this Agreement or create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.
(v)    Legends. Each certificate or book entry evidencing a Series A Preferred Unit shall bear a conspicuous legend in substantially the form set forth in Exhibit C of this Agreement.
(vi)    Conversion.
(A)    At the Option of the Series A Preferred Unitholders. Beginning with the earlier of (1) the second (2nd) anniversary of (x) the date of the Series A Purchase Agreement, with respect to the Series A Preferred Units purchased by the Series A Purchase Agreement Purchasers under the Series A Purchase Agreement, or (y) the date of issuance of a Series A Preferred Unit, with respect to any Series A Purchaser who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.8(b)(iv), and (2) immediately prior to the liquidation of the Partnership under Section 12.4, the Series A Preferred Units owned by such Series A Preferred Unitholder on such date shall be convertible, in whole or in part, at any time and from time to time thereafter upon the request of such Series A Preferred Unitholder, but not more than once per Quarter, in accordance with this Section 5.8(b)(vi). If Series A Preferred Units purchased by the Series A Purchase Agreement Purchasers become convertible under clause (x) of the preceding sentence, each such Series A Purchase Agreement Purchaser and its Affiliates shall be entitled to (and limited to) a single conversion right per Quarter (in the aggregate and inclusive of any conversion by any such Series A Purchase Agreement Purchaser’s Affiliates, with each Series A Purchase Agreement Purchaser and its Affiliates being entitled to a single separate conversion right per Quarter), which may be exercised only by the delivery by the BlackRock Purchaser (on behalf of itself and any other Series A Purchase Agreement Purchasers, and any of its or their Affiliates) of a proper Series A Conversion Notice. If Series A Preferred Units owned by a non-Affiliate transferee of a Series A Purchase Agreement Purchaser (or an Affiliate thereof) become convertible under clause (x) of the first sentence of this paragraph, or if Series A Preferred Units owned by a purchaser of Series A Preferred Units issued under Section 5.8(b)(iv) become convertible under clause (y) of the first sentence of this paragraph, each such other Series A Preferred Unitholder and its Affiliates shall be entitled to (and limited to) a single conversion right per Quarter (in the aggregate and inclusive of any conversion by such Series A Preferred Unitholder’s Affiliates). If Series A Preferred Units become convertible under this Section 5.8(b)(vi)(A), such Series A Preferred Units shall be convertible into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by (y) in the case of clause (1) of the first sentence of this paragraph, the Series A Conversion Rate at such time and (z) in the

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case of clause (2) of the first sentence of this paragraph, the Series A COC Conversion Rate; provided, however, that the Partnership shall not be obligated to honor any such conversion request if such conversion request does not involve an underlying value of Common Units of at least $50 million (taking into account and including any concurrent conversion requests or other Quarterly conversion requests that are required to be aggregated as provided above) based on the Closing Price of Common Units on the Trading Day immediately preceding the date on which a Series A Conversion Notice is received under Section 5.8(b)(vi)(C)(1) (a “Series A Conversion Notice Date”) (or a lesser amount to the extent such exercise covers all of such Series A Preferred Unitholder’s and its Affiliates’ Series A Preferred Units or has been approved by the Partnership). Immediately upon the issuance of Common Units as a result of any conversion of Series A Preferred Units, subject to Section 5.8(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.8(b)(vi)(A) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Conversion Notice Date).
(B)    At the Option of the Partnership. Following the first anniversary of the date of issuance of a Series A Preferred Unit, the Partnership shall have the option at any time, but not more than once per Quarter, to convert all or a portion of the Series A Preferred Units that were issued on such date and that are then Outstanding into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate at such time; provided, however, that the Partnership shall not be permitted to convert a number of Series A Preferred Units representing in aggregate more than (x) one-third (1/3) of the total Series A Preferred Units issued pursuant to the Series A Purchase Agreement prior to the second (2nd) anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding, for this purpose, for the avoidance of doubt, any Series A PIK Units) or (y) two-thirds (2/3) of the total Series A Preferred Units issued pursuant to the Series A Purchase Agreement prior to the third (3rd) anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding, for this purpose, for the avoidance of doubt, any Series A PIK Units). Fractional Common Units shall not be issued to any Person pursuant to this Section 5.8(b)(vi)(B) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding the date on which a Series A Forced Conversion

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Notice under Section 5.8(b)(vi)(C)(2) is sent (a “Series A Forced Conversion Notice Date”)). Notwithstanding the foregoing, in order for the Partnership to exercise such option:
(1)    The Closing Price of the Common Units must be greater than, (x) with respect to a Series A Forced Conversion Notice Date occurring prior to the second (2nd) anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding, for this purpose, for the avoidance of doubt, any Series A PIK Units), one hundred twenty percent (120%) of the Series A Issue Price, (y) with respect to a Series A Forced Conversion Notice Date occurring on or after the second (2nd) anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding, for this purpose, for the avoidance of doubt, any Series A PIK Units) but prior to the third (3rd) anniversary thereof, one hundred thirty percent (130%) of the Series A Issue Price, or (z) with respect to a Series A Forced Conversion Notice Date occurring on or after the third (3rd) anniversary of the final date Series A Preferred Units are purchased under the Series A Purchase Agreement (excluding, for this purpose, for the avoidance of doubt, any Series A PIK Units), one hundred forty percent (140%), of the Series A Issue Price, for at least twenty (20) Trading Days out of the thirty (30) Trading Day period immediately preceding the Series A Forced Conversion Notice Date;
(2)    The average daily trading volume of the Common Units on the National Securities Exchange on which the Common Units are then listed or admitted to trading must be equal to or exceed 165,000 (as such amount may be adjusted to reflect any Unit split, combination or similar event) for at least twenty (20) Trading Days out of the thirty (30) Trading Day period immediately preceding the Series A Forced Conversion Notice Date; and
(3)    The Common Units are listed or admitted to trading on a National Securities Exchange;
provided that each such conversion by the Partnership shall be for an aggregate amount of Series A Preferred Units involving an underlying value of Common Units of at least $50 million based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Forced Conversion Notice Date (or a lesser amount if such amount includes all then Outstanding Series A Preferred Units) and shall be allocated among the Series A Preferred Unitholders on a Pro Rata basis or on such other basis as may be agreed upon by all Series A Preferred Unitholders.

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(C)    Conversion Notice.
(1)    To convert Series A Preferred Units into Common Units pursuant to Section 5.8(b)(vi)(A), a Series A Converting Unitholder shall give written notice (a “Series A Conversion Notice”) to the Partnership stating that such Series A Preferred Unitholder elects to so convert Series A Preferred Units pursuant to Section 5.8(b)(vi)(A), the number of Series A Preferred Units to be converted. The Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units. A Series A Converting Unitholder who is a Series A Purchase Agreement Purchaser (or an Affiliate thereof) may only provide a Series A Conversion Notice through the BlackRock Purchaser as and to the extent provided in Section 5.8(b)(vi)(A), and the BlackRock Purchaser may not transfer any of the rights or obligations to give or receive notices under this Section 5.8(b)(vi) (on behalf of itself and/or any Series A Purchase Agreement Purchaser or any of its or their Affiliates) without the express written consent of the Partnership. Following such time as the BlackRock Purchaser ceases to own Series A Preferred Units, the BlackRock Purchaser may continue to give or receive notices pursuant to the foregoing on behalf of any other Series A Purchase Agreement Purchaser or any of its Affiliates who are required to provide notice through the BlackRock Purchaser under this Section 5.8(b)(vi). A Series A Conversion Notice shall be considered given under this Section 5.8(b)(vi) when such notice is actually received by the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the BlackRock Purchaser from time to time):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer
and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,

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Juno Beach, Florida 33408
Attention: Mark Patten
Email: Mark.Patten@nexteraenergy.com
(2)    To convert Series A Preferred Units into Common Units pursuant to Section 5.8(b)(vi)(B), the Partnership shall give written notice (a “Series A Forced Conversion Notice”) to each Record Holder of Series A Preferred Units stating that the Partnership elects to force conversion of Series A Preferred Units pursuant to Section 5.8(b)(vi)(B) and the number of Series A Preferred Units to be so converted; provided that the Partnership may satisfy the foregoing with respect to any or all Series A Purchase Agreement Purchasers and any or all of their Affiliates by sending such Series A Forced Conversion Notice solely to the BlackRock Purchaser (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and its and their Affiliates) to the BlackRock Purchaser Notice Address. The Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.
(D)    Timing. If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership or a Series A Forced Conversion Notice is delivered by the Partnership to a Series A Preferred Unitholder, each in accordance with Section 5.8(b)(vi)(C), the Partnership shall issue the applicable Series A Conversion Units no later than three (3) Business Days after the Series A Conversion Notice Date or the Series A Forced Conversion Notice Date, as the case may be, occurs (any date of issuance of such Common Units, and any date of issuance of Common Units upon conversion of Series A Preferred Units pursuant to this Section 5.8(b)(vi) or Section 5.8(b)(vii), a “Series A Conversion Date”). On the Series A Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Series A Conversion Units to such Series A Preferred Unitholder. The Series A Preferred Unitholders and the Partnership agree to use commercially reasonable efforts to coordinate with the Transfer Agent to accomplish this objective. Subject to Section 5.8(b)(i)(D), upon issuance of Series A Conversion Units to the Series A Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.
(E)    Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Series A Initial Issuance Date, the Partnership (i) makes a distribution on its Common Units payable in Common Units or other Partnership Interests, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a

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lesser number of Common Units, (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (v) effects a Pro Rata repurchase of Common Units, in each case other than in connection with a Series A Change of Control (which shall be governed by Section 5.8(b)(vii)), (vi) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (vii) distributes to holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units) or other assets (including securities, but excluding any distribution referred to in clause (i), any rights or warrants referred to in clause (ii), any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its subsidiaries and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions described below), or (viii) consummates a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, then the Series A Conversion Rate and, solely for purposes Section 5.8(b)(vi)(B)(1), the Series A Issue Price, in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (1) in respect of clauses (i) through (iv) above, so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (2) in respect of clauses (v) through (viii) above, in the reasonable discretion of the Board of Directors to appropriately ensure that the Series A Preferred Units are convertible into an economically equivalent number of Common Units after taking into account the event described in clauses (v) through (viii) above, and (3) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.8 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event, and, solely for purposes of Section 5.8(b)(vi)(B)(1), the Series A Issue Price, and any other terms of the Series A Preferred Units that the Board of

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Directors, in its reasonable discretion, determines require adjustment to achieve the economic equivalence described below, shall be proportionately adjusted to take into account any such subdivision, split, combination or reclassification. An adjustment made pursuant to this Section 5.8(b)(vi)(E) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.
(F)    No Adjustments for Certain Items. Notwithstanding any of the other provisions of this Section 5.8(b)(vi), no adjustment shall be made to the Series A Conversion Rate or the Series A Issue Price pursuant to Section 5.8(b)(vi)(E) as a result of any of the following:
(1)    Any issuance of Partnership Interests in exchange for cash;
(2)    Any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the Board of Directors (including any long-term incentive plan);
(3)    Any issuance of Common Units as all or part of the consideration to effect (i) the closing of any acquisition by the Partnership of assets or equity interests of a third party in an arm’s-length transaction, (ii) closing of any acquisition by the Partnership of assets or equity interests of NEE or any of its Affiliates or (iii) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding to the extent any such transaction set forth in clause (i), (ii) or (iii) above is validly approved by the Board of Directors; or
(4)    The issuance of Common Units upon conversion of the Series A Preferred Units or Series A Parity Securities.
Notwithstanding anything in this Agreement to the contrary, whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series A Conversion Rate

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under one or more provisions of this Agreement, only one adjustment shall be made to the Series A Conversion Rate in respect of such issuance or event.
Notwithstanding anything to the contrary in Section 5.8(b)(vi)(E), unless otherwise determined by the Board of Directors, no adjustment to the Series A Conversion Rate or the Series A Issue Price shall be made with respect to any distribution or other transaction described in Section 5.8(b)(vi)(E) if the Series A Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Series A Preferred Units immediately prior to such event at the then applicable Series A Conversion Rate, without having to convert their Series A Preferred Units.
(vii)    Series A Change of Control.
(A)    Subject to Section 5.8(b)(vi)(B), in the event of a Series A Cash COC Event, the Outstanding Series A Preferred Units shall be automatically converted, without requirement of any action of the Series A Preferred Unitholders, into Common Units immediately prior to the closing of the applicable Series A Change of Control at the Series A COC Conversion Rate.
(B)    Subject to Section 5.8(b)(vi)(B), at least 10 Business Days prior to consummating a Series A Change of Control (other than a Series A Cash COC Event), the Partnership shall provide written notice thereof to the Series A Preferred Unitholders, which notice requirement the Partnership may satisfy with respect to any or all Series A Purchase Agreement Purchasers (and any Affiliates thereof) by sending such notice solely to the BlackRock Purchaser (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and any of its and their Affiliates) to the BlackRock Purchaser Notice Address. Subject to Section 5.8(b)(vi)(B), if a Series A Change of Control (other than a Series A Cash COC Event) occurs, then each Series A Preferred Unitholder, with respect to all but not less than all of its Series A Preferred Units, by notice given to the Partnership within five (5) Business Days after the date the Partnership provides written notice of the execution of definitive agreements that provide for such Series A Change of Control, shall be entitled to elect one of the following (with the understanding that any Series A Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in sub-clause (1) below). Notice of an election under this Section 5.8(b)(vii)(B) shall be considered given to the Partnership when such notice is actually received by the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the BlackRock Purchaser from time to time):

857826.04-WILSR01A - MSW

NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer
and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Mark Patten
Email: Mark.Patten@nexteraenergy.com
Notwithstanding anything else to the contrary herein, the BlackRock Purchaser shall notify the Partnership of the election made by the Series A Purchase Agreement Purchasers (on behalf of itself and as representative of the other Series A Purchase Agreement Purchasers and its and their Affiliates), all Series A Purchase Agreement Purchasers (and any of their Affiliates) may provide notice of an election under this Section only through such a notice by the BlackRock Purchaser on their behalf and shall be deemed to have made such election as indicated to the Partnership by the BlackRock Purchaser, and the BlackRock Purchaser may not transfer any of the rights or obligations to give or receive notices hereunder (on behalf of itself and/or any Series A Purchase Agreement Purchaser or any of its or their Affiliates) without the express written consent of the Partnership. Following such time as the BlackRock Purchaser ceases to own Series A Preferred Units, the BlackRock Purchaser may continue to give or receive notices pursuant to the foregoing on behalf of any other Series A Purchase Agreement Purchaser or any of its Affiliates who are required to provide notice through the BlackRock Purchaser under this Section 5.8(b)(vii)(B).
(1)    Convert all, but not less than all, of such Series A Preferred Unitholder’s Outstanding Series A Preferred Units into Common Units, at the then-applicable Series A Conversion Rate;
(2)    If the Partnership will not be the surviving entity of such Series A Change of Control or the Partnership will be the surviving entity but

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its Common Units will cease to be listed or admitted to trading on a National Securities Exchange, require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to the Series A Preferred Unitholders, in exchange for their Series A Preferred Units upon such Series A Change of Control, a security in the surviving entity or the parent of the surviving entity that has substantially similar rights, preferences and privileges as the Series A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 5.8(b)(i) and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity or parent of the surviving entity immediately following the Series A Change of Control would entitle the Record Holder to the number of common securities of such entity (together with a number of common securities of equivalent value to any other assets received by holders of Common Units in such Series A Change of Control) which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Series A Change of Control, such Record Holder would have been entitled to receive immediately following such Series A Change of Control (such security in the surviving entity, a “Series A Substantially Equivalent Unit”); provided, however, that, if the Partnership is unable to deliver or cause to be delivered Series A Substantially Equivalent Units to any Series A Preferred Unitholder in connection with such Series A Change of Control, each Series A Preferred Unitholder shall be entitled to (I) require conversion or redemption of such Series A Preferred Units in the manner contemplated by subclause (1) or (4) of this Section 5.8(b)(vii)(B) (at such holder’s election) or (II) convert the Series A Preferred Units held by such Series A Preferred Unitholder immediately prior to such Series A Change of Control into a number of Common Units at a conversion ratio equal to the quotient of: (a) the product of (i) one hundred sixty percent (160%) multiplied by (ii) the Series A Issue Price less the Series A Preferred Unitholder’s Pro Rata portion of the sum of (A) all cash distributions paid on all Series A Preferred Units on or prior to the date of the Series A Change of Control and (B) an amount in cash equal to the aggregate of the Series A Quarterly Distributions paid in Series A PIK Units (based on the value of such Series A PIK Units on the applicable Series A PIK Payment Date) on or before the date of the Series A Change of Control, divided by (b) an amount equal to ninety-five percent (95%) of the Average VWAP for the thirty (30) Trading Day period prior to the closing of the Series A Change of Control; provided, however, that such ratio shall in no event exceed a value per Series A Preferred Unit equal to (aa) one hundred twenty percent (120%) of the Series A Issue Price in the case of a Series A Change of Control occurring prior to the first anniversary of the Series A Initial Issuance

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Date, (bb) one hundred thirty percent (130%) of the Series A Issue Price in the case of a Series A Change of Control occurring on or after the first anniversary of the Series A Initial Issuance Date, but prior to the second (2nd) anniversary of the Series A Initial Issuance Date, and (cc) one hundred forty percent (140%) of the Series A Issue Price in the case of a Series A Change of Control occurring on or after the second (2nd) anniversary of the Series A Initial Issuance Date, but prior to the third (3rd) anniversary of the Series A Initial Issuance Date.
(3)    If the Partnership is the surviving entity of such Series A Change of Control, continue to hold Series A Preferred Units; or
(4)    Require the Partnership to redeem the Series A Preferred Units at a price per Series A Preferred Unit equal to the sum of (A) the product of one hundred one percent (101%) and the sum of (x) the Series A Issue Price plus (y) Series A Unpaid Distributions on the applicable Series A Preferred Unit, plus (B) Series A Partial Period Distributions on the applicable Series A Preferred Unit. Any redemption pursuant to this sub-clause (4) shall, as determined by the Board of Directors, in its sole discretion, be paid in cash, Common Units listed or admitted to trading on a National Securities Exchange or any combination thereof. If all or any portion of such redemption is to be paid in Common Units, the Common Units to be issued shall be valued at ninety-five percent (95%) of the Average VWAP for the thirty (30) Trading Day period ending on the fifth (5th) Trading Day immediately prior to the Series A Change of Control. No later than three (3) Trading Days prior to the consummation of the related Series A Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Series A Preferred Units stating the date on which the Series A Preferred Units will be redeemed and the Partnership’s computation of the amount of cash or Common Units to be received by the Record Holder upon redemption of such Series A Preferred Units. If the Partnership shall be the surviving entity of the related Series A Change of Control, then no later than ten (10) Business Days following the consummation of such Series A Change of Control, the Partnership shall remit the applicable cash or Common Unit listed or admitted to trading on a National Securities Exchange consideration to the Record Holders of then Outstanding Series A Preferred Units. If the Partnership shall not be the surviving entity of the related Series A Change of Control, then the Partnership shall remit the applicable cash immediately prior to the consummation of the Series A Change of Control. The Record Holders shall deliver to the Partnership any Certificates representing the Series A Preferred Units as soon as practicable following the redemption. Record Holders of the Series A Preferred Units shall retain all of the rights and privileges thereof unless and until the

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consideration due to them as a result of such redemption shall be paid in full in cash or Common Units, as applicable. After any such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.
(viii)    Series A Preferred Unit Transfer Restrictions.
(A)    Notwithstanding any other provision of this Section 5.8(b)(viii) (other than the restriction on transfers to a Person that is not a U.S. resident individual or an entity that is not treated as a U.S. corporation or partnership set forth in Section 5.8(b)(viii)(B)), subject to Section 4.7, each Series A Preferred Unitholder shall be permitted to transfer any Series A Preferred Units owned by such Series A Preferred Unitholder to any of its Affiliates or to any other Series A Preferred Unitholder .
(B)    Without the prior written consent of the Partnership, except as specifically provided in the Series A Purchase Agreement or this Agreement, each Series A Purchase Agreement Purchaser (and its Affiliates to which Series A Preferred Units are transferred pursuant to Section 5.8(b)(viii)(A)) shall not, (a) during the period commencing on the date of the Series A Purchase Agreement and ending on the first anniversary of the latest date on which any Series A Preferred Units are purchased thereunder (for the avoidance of doubt, for purposes of the foregoing, excluding any Series A PIK Units), offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units or any rights with respect to such Units, (b) during the period commencing on the date of the Series A Purchase Agreement and ending on the second (2nd) anniversary of the latest date on which any Series A Preferred Units are purchased thereunder (for the avoidance of doubt, for purposes of the foregoing, excluding any Series A PIK Units), directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Series A Preferred Units or Common Units that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Series A Preferred Units or any rights with respect to such Units, (c) transfer any Series A Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Series A Preferred Units or any rights with respect to such Units, regardless of whether any transaction described above is to be settled by delivery of Series A Preferred Units, Common Units or other

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securities, in cash or otherwise, (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury Regulations thereunder), or (d) effect any transfer of Series A Preferred Units or Series A Conversion Units or any rights with respect to such Units in a manner that violates the terms of this Agreement; provided, however, that such Series A Preferred Unitholder may make a bona fide pledge of all or any portion of its Series A Preferred Units in connection with a Permitted Loan, and any foreclosure by any pledgee under such Permitted Loan on any such pledged Series A Preferred Units or related Series A Conversion Units (or any sale thereof) shall not be considered a violation or breach of this Section 5.8(b)(viii)(B), and the transfer of the Series A Preferred Units by a pledgee who has foreclosed on such a Permitted Loan shall not be considered a violation or breach of this Section 5.8(b)(viii)(B). Notwithstanding the foregoing, any transferee receiving any Series A Preferred Units pursuant to any part of this Section 5.8(b)(viii) shall agree to the restrictions set forth in this Section 5.8(b)(viii)(B) and Section 5.8(b)(iii)(C) and, to the extent still applicable take all actions necessary to become a party to any confidentiality agreement between the transferor of such Series A Preferred Units and the Partnership. For the avoidance of doubt, in no way does this Section 5.8(b)(viii)(B) prohibit changes in the composition of any Series A Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of such Series A Preferred Unitholder among such Series A Preferred Unitholder or its partners or members, so long as such changes in composition only relate to changes in direct or indirect ownership of the Series A Preferred Unitholder among such Series A Unitholder, its Affiliates and the limited partners of the private equity fund vehicles that indirectly own such Series A Preferred Unitholder.
(C)    Subject to Section 4.7, following the first anniversary of the latest date on which any Series A Preferred Units are purchased under the Series A Purchase Agreement (for the avoidance of doubt, for purposes of the foregoing, excluding any Series A PIK Units), the Series A Preferred Unitholders may freely transfer Series A Preferred Units involving an underlying value of Common Units of at least $50 million (taking into account any concurrent transfers by Affiliates of such Series A Preferred Unitholder) based on the Closing Price of Common Units on the Trading Day immediately preceding the date of such transfer (or such lesser amount if it (i) constitutes the remaining holdings of Series A Preferred Units of such Series A Preferred Unitholder or (ii) has been approved by the Board of Directors), subject to compliance with applicable securities laws and this Agreement; provided, however, that this Section 5.8(b)

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(viii)(C) shall not eliminate, modify or reduce the obligations set forth in subclauses (b), (c) or (d) of Section 5.8(b)(viii)(B).
(ix)    Notices. For the avoidance of doubt, the Partnership shall distribute to the Record Holders of Series A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.
(x)    OpCo Preferred Unit Terms. Without the consent of the holders of the Series A Required Voting Percentage, the Partnership shall not (i) amend the terms of the OpCo Preferred Units in a manner that is adverse to and inconsistent with the terms of the Series A Preferred Units, (ii) amend Section 5.11(b)(iii)(B) of the OpCo Partnership Agreement, (iii) transfer any OpCo Preferred Units or (iv) provide any consent of the OpCo Preferred Units required under the first paragraph of Section 5.11(b)(iv) of the OpCo Partnership Agreement.
Section 5.9    Non-Voting Common Units.
(a)    General. The class of Units designated as “Non-Voting Common Units” shall have the designations, preferences and relative, participating, optional or other special rights, powers and duties of Non-Voting Common Units as set forth in this Section 5.9 and elsewhere in this Agreement.
(b)    Rights of Non-Voting Common Units. The Non-Voting Common Units shall have the following rights, preferences and privileges and the holders of Non-Voting Common Units shall be subject to the following duties and obligations:
(i)    Distributions.
(A)    Commencing with the Quarter that includes the date on which Non-Voting Common Units are issued by the Partnership in accordance with the applicable Qualified Agreement, the Record Holders of the Non-Voting Common Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each outstanding Non-Voting Common Unit, their Pro Rata portion of the distributions made with respect to such Quarter to the holders of Common Units (including Non-Voting Common Units) pursuant to and in accordance with Section 6.1.
(B)    If a Non-Voting Common Unit is converted into a Common Unit pursuant to the terms hereof following a Record Date for a distribution but prior to

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the payment date of such distribution pursuant to Section 6.1, then the Record Holder of such Non-Voting Common Unit as of such Record Date shall nonetheless remain entitled to receive, on the payment date thereof, such distribution in respect of such Non-Voting Common Unit pursuant to Section 5.9(b)(i)(A) but shall not be entitled to receive any distribution in respect of the Common Units into which such Non-Voting Common Unit was converted on the payment date of such distribution. For the avoidance of doubt, with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Unit into which such Non-Voting Common Unit was converted shall be entitled to receive such distribution in respect of such converted Common Unit on the payment date thereof pursuant to and in accordance with Section 6.1.
(ii)    Issuance of the Non-Voting Common Units. The Non-Voting Common Units shall be issued by the Partnership from time to time pursuant to, and in accordance with, the terms and conditions of the applicable Qualified Agreement.
(iii)    Voting Rights. Except as provided pursuant to Section 13.3 and Section 14.3, the Outstanding Non-Voting Common Units shall have no voting rights on any matter whatsoever under this Agreement, the Delaware Act or otherwise. To the extent Record Holders of Non-Voting Common Units vote pursuant to Section 13.3 or Section 14.3, each Outstanding Non-Voting Common Unit will be entitled to one vote on any matter with respect to which the Record Holders of Non-Voting Common Units are entitled to vote thereunder.
(iv)    Legends. Each certificate or book entry evidencing a Non-Voting Common Unit shall bear a conspicuous legend in substantially the form set forth in Exhibit D of this Agreement.
(v)    Conversion.
(A)    Automatic Conversion. Subject to the provisions of this Section 5.9(b)(v), each Non-Voting Common Unit held by a Record Holder that is a Qualified Holder shall automatically convert into one (1) Common Unit (or such number as adjusted pursuant to Section 5.9(b)(v)(E)) immediately upon its transfer by such Qualified Holder to any Person that is not an Affiliate (as that term is defined in the applicable Qualified Agreement) of such Qualified Holder. At least one (1) Business Day before the closing of any transfer that results in an automatic conversion pursuant to this Section 5.9(b)(v)(A), the Converting Holder shall deliver written notice of such transfer (an “Automatic Conversion Notice”) to the Partnership at the addresses listed in Section 5.9(b)(v)(C). For purposes of this Section 5.9(b)(v)(A), a pledge (including any pledge

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where the relevant lender or its custodian becomes the Record Holder, so long as the applicable Qualified Holder retains beneficial ownership), grant of security interest, or other encumbrance of any Non-Voting Common Units by a Record Holder that is a Qualified Holder shall not be considered a “transfer” hereunder.
(B)    Optional Conversion.
(1)    Upon delivery of an Optional Conversion Notice to the Partnership in accordance with Section 5.9(b)(v)(C), each Maximum Percentage Converting Holder shall have the right, but not the obligation, to convert all or any portion of the Non-Voting Common Units held by it into one (1) Common Unit for each Non-Voting Common Unit being converted. Notwithstanding anything to the contrary herein, no such Maximum Percentage Converting Holder shall have the right to convert any Non-Voting Common Units to the extent that, after giving effect to the conversion set forth on the applicable Optional Conversion Notice, such Maximum Percentage Converting Holder (together with such Maximum Percentage Converting Holder’s Affiliates and any other Persons acting as a group with such Maximum Percentage Converting Holder or any of such Maximum Percentage Converting Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 19.8% of the number of Common Units outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). In the event that the issuance of Common Units to a Maximum Percentage Converting Holder upon exercise of this option to convert results in such Maximum Percentage Converting Holder’s and the other Attribution Parties’ being deemed to beneficially own, in the aggregate, more than the Maximum Percentage, (aa) the number of Common Units so issued by which such Maximum Percentage Converting Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Units”) shall be deemed null and void ab initio, (bb) such Maximum Percentage Converting Holder shall not have the power to vote or to transfer the Excess Shares, and (cc) the conversion of such Excess Units from Non-Voting Common Units to Common Units shall be deemed null and void ab initio and such Maximum Percentage Converting Holder shall be deemed to have retained the number of Non-Voting Common Units equal to the amount of such Excess Units as if, in all respects, such conversion had not occurred. For purposes of this Section 5.9(b)(v)(B)(1), beneficial ownership and the beneficial ownership percentage shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, including taking into account any other securities held by the applicable Maximum

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Percentage Converting Holder or any of the Attribution Parties that are convertible into Common Units, as applicable.
(2)    Each 61-Day Converting Holder shall have the right, but not the obligation, to convert all or any portion of the Non-Voting Common Units held by it into one (1) Common Unit for each Non-Voting Common Unit being converted, upon delivery of an Optional Conversion Notice to the Partnership in accordance with Section 5.9(b)(v)(C), by specifying the number of Non-Voting Common Units to be converted and, on the date that is sixty-one (61) days following delivery of such Optional Conversion Notice, the number of Non-Voting Common Units specified in such Optional Conversion Notice shall automatically be converted into an equal number of Common Units.
(3)    For the avoidance of doubt, each Qualified Holder shall be entitled to (and limited to) a single conversion right under this Section 5.9(b)(v)(B) in each Quarter. Immediately upon the issuance of Common Units as a result of any conversion of Non-Voting Common Units, all rights of the Converting Holder with respect to such Non-Voting Common Units so converted shall cease, subject to Section 5.9(b)(i)(B), and such Converting Holder thereafter shall be treated for all purposes as the owner of the Common Units issuable upon such conversion.
(C)    Conversion Notice. To convert Non-Voting Common Units into Common Units pursuant to Section 5.9(b)(v)(B)(1) or Section 5.9(b)(v)(B)(2), a Qualified Holder (or other Converting Holder) holding Non-Voting Common Units shall give written notice (a “Optional Conversion Notice”) to the Partnership stating that such Converting Holder elects to convert all or a portion of its Non-Voting Common Units into Common Units pursuant to, and subject to the terms of, Section 5.9(b)(v)(B)(1) or Section 5.9(b)(v)(B)(2), as applicable. The Common Units issuable upon conversion shall be issued in the name of the Converting Holder or to a transferee specified in such Optional Conversion Notice. An Optional Conversion Notice shall be considered given under this Section 5.9(b)(v) when such notice is actually received by the Partnership at both of the following physical addresses (or such other address or addresses as the Partnership may designate in writing to the holders of Non-Voting Common Units from time to time):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Treasurer

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and
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Daniel Lotano
With a copy to (which shall not constitute notice):
NextEra Energy Partners, LP
700 Universe Boulevard,
Juno Beach, Florida 33408
Attention: Jessica L. Aldridge
Email: Jessica.Aldridge@nexteraenergy.com
(D)    Timing. If an Automatic Conversion Notice or an Optional Conversion Notice is delivered by a Converting Holder or Qualified Holder, as applicable, to the Partnership, each in accordance with this Section 5.9(b)(v), the Partnership shall issue the applicable Common Units no later than two (2) Business Days after the date on which such Automatic Conversion Notice or Optional Conversion Notice is actually received by the Partnership (the “Conversion Date”). On the Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Common Units issued upon such conversion to the applicable Converting Holder or its specified transferee. The Converting Holder and the Partnership agree to use commercially reasonable efforts to coordinate with the Transfer Agent to accomplish this objective. Subject to Section 5.9(b)(i)(B), upon issuance of Common Units to a Converting Holder (or its specified transferee), all rights under the converted Non-Voting Common Units shall cease, and such holder shall be treated for all purposes as the Record Holder of such Common Units.
(E)    Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, at any time from and after the beginning of any period specified in a Qualified Agreement for the determination of the number of Non-Voting Common Units to be issued by the Partnership in connection with a Qualified Call Option, the Partnership (i) makes a distribution on its Common Units payable in Common Units or other Partnership Interests, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a lesser number of Common Units, (iv) issues Pro Rata to all holders of Common Units, by reclassification of its Common Units, any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (v) effects a Pro Rata

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repurchase of Common Units, (vi) issues Pro Rata to all holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units, (vii) distributes Pro Rata to all holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units), or other assets (including securities, but excluding any distribution referred to in clause (i), any rights or warrants referred to in clause (ii), any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its subsidiaries, and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions described below), or (viii) consummates a spin-off, pursuant to which the Partnership makes a distribution Pro Rata to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, then, (1) in respect of clauses (i) through (iv) above, the Non-Voting Common Units then Outstanding at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted so that the holder of such Non-Voting Common Units shall be entitled to receive an aggregate number of Non-Voting Common Units (or any Partnership Interests other than Common Units into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) equal to the number of Common Units that such holder would have been entitled to receive if the Non-Voting Common Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (2) in respect of clauses (v) through (viii) above, in the reasonable discretion of the Board of Directors, the holders of Non-Voting Common Units shall have the right to participate in such repurchases, issuances, or distributions, and exercise rights with respect to such issuances, as applicable, on the same basis as they would have if such Non-Voting Common Units had been converted into Common Units immediately prior to the Record Date or effective date, as applicable, thereof, and (3) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.9 relating to the Non-Voting Common Units shall not be abridged or amended and that the Non-Voting Common Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, as the Non-Voting Common Units had immediately prior to such transaction or event, and any other terms of the Non-Voting Common Units that the Board of Directors, in its reasonable discretion, determines require adjustment to achieve the economic equivalence described above shall be proportionately adjusted to take into account any such subdivision, split, combination or reclassification. An adjustment made pursuant to this Section 5.9(b)(v)(E) shall become effective immediately after the Record Date in the

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case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur. For the avoidance of doubt and without limiting the foregoing, it is intended that a Non-Voting Common Unit shall be economically equivalent to a Common Unit and that the Board of Directors will take any action that it determines is reasonably necessary to preserve such intent.
(F)    No Adjustments for Certain Items. Notwithstanding any of the other provisions of this Section 5.9(b)(v), no adjustment shall be made to the Non-Voting Common Units pursuant to Section 5.9(b)(v)(E) as a result of any of the following:
(1)    Any issuance of Partnership Interests in exchange for cash;
(2)    Any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the Board of Directors (including any long-term incentive plan);
(3)    Any issuance of Common Units as all or part of the consideration to effect (i) the closing of any acquisition by the Partnership of assets or equity interests of a third party in an arm’s-length transaction, (ii) closing of any acquisition by the Partnership of assets or equity interests of NEE or any of its Affiliates, or (iii) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding to the extent any such transaction set forth in clause (i), (ii) or (iii) above is validly approved by the Board of Directors; or
(4)    The issuance of Common Units upon conversion of Non-Voting Common Units.
Notwithstanding anything in this Agreement to the contrary, whenever the issuance of a Partnership Interest or other event would require an adjustment to the Non-Voting Common Units under one or more provisions of this Agreement, only one adjustment shall be made to the Non-Voting Common Units in respect of such issuance or event to the extent that applying more

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than one adjustment would not preserve the economic equivalence between a Common Unit and a Non-Voting Common Unit.
(G)    Notwithstanding anything to the contrary in Section 5.9(b)(v)(E), unless otherwise determined by the Board of Directors, no adjustment to the Non-Voting Common Units shall be made with respect to any distribution or other transaction described in Section 5.9(b)(v)(E) if the holders of Non-Voting Common Units are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Non-Voting Common Units immediately prior to such event without having to convert their Non-Voting Common Units.
(H)    Notwithstanding anything to the contrary in this Agreement, in the case of a merger, consolidation, or business combination in which the Common Units are converted into or exchanged for cash or other consideration (including securities), the Board of Directors will take all actions reasonably necessary to ensure that the Non-Voting Common Units will be converted into or exchanged for the cash or other consideration that a holder of Non-Voting Common Units would have been entitled to receive if the Non-Voting Common Units had been converted into Common Units immediately prior to the effectiveness of such merger, consolidation, or business combination.
(c)    Transfer Assistance. In the event of a transfer of Non-Voting Common Units to any Person, the Partnership will use commercially reasonable efforts to facilitate the conversion of such Non-Voting Common Units in connection with such transfer, including coordinating with the Transfer Agent to facilitate such transfer and to record the transfer and conversion of such Non-Voting Common Units in a manner that permits the sale of the Non-Voting Common Units in market transactions. For the avoidance of doubt, a holder of Non-Voting Common Units may pledge any Non-Voting Common Units in connection with a bona fide loan or other extension of credit entered into by such holder.
ARTICLE VI

DISTRIBUTIONS
Section 6.1    Distributions to Record Holders.
(a)    Subject to Section 5.8(b)(i), within forty-five (45) days following the end of each Quarter, an amount equal to one hundred percent (100%) of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the Board of Directors. All distributions required to

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be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.
(b)    The Partnership will first distribute the aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) and then will distribute the remaining Available Cash to all Common Unitholders (including, for the avoidance of doubt, all holders of Non-Voting Common Units in accordance with Section 5.9(b)(i)), Pro Rata.
(c)    Notwithstanding Section 6.1(a), in the event of the dissolution and liquidation of the Partnership, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS
Section 7.1    Management by Board of Directors.
(a)    Establishment of Board of Directors. Effective as of the date of this Agreement, there is hereby established a committee (the “Board” or the “Board of Directors”) composed of seven (7) natural persons (the “Directors”) having the authority and duties set forth in this Agreement.
(i)    The initial Directors of the Partnership as of the date of this Agreement are the following individuals: James L. Robo (Chairman), Susan Davenport Austin, Mark E. Hickson, John W. Ketchum, Peter H. Kind, Armando Pimentel, Jr. and James N. Suciu. Each of the foregoing initial Directors shall serve a term commencing on the date of this Agreement and expiring at 11:59:59 p.m. on December 31, 2017 (or such Director’s earlier resignation, retirement, removal from office or death), or such later date as the LP Elected Directors shall have been duly elected and qualified.
(ii)    Each Director shall be entitled to one vote on all matters to be decided by the Board. Any decision to be made by the Board shall require the approval

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of at least four (4) Directors present and voting at any meeting at which a quorum is present; provided, however, that in the event that the number of Directors then serving on the Board of Directors is fewer than four (4) Directors, the act of the majority of the Directors present and voting at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, further, that, if the Board of Directors is unable to make a decision with respect to any matter contemplated by Section 7.1(b)(i), Section 7.1(b)(iii), Section 7.1(b)(iv), Section 7.1(b)(vi) or Section 7.1(b)(xiii), the Manager shall be authorized to take any action with respect to such matter that is consistent with the Operating Plan then in effect. No Director acting alone (except as provided in Section 7.1(e)(iii)) or with any other Director or Directors (except as provided in the immediately preceding sentence) shall have the power to act for or on behalf of, or to bind, the Partnership. The Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware Act.
(b)    Management Generally. In order to enable the Board of Directors to manage the business and affairs of the Partnership, the General Partner hereby delegates to the Board of Directors all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law (other than those powers retained by the General Partner, as set forth in Section 1.2, Section 2.4, Section 3.3(c), Section 7.1(d), Section 7.2, Section 7.7(d), Section 7.10, Section 12.4, Section 13.1(b), Section 13.4(b) and Section 14.4, and other than the General Partner’s obligations pursuant to Article IX of this Agreement) as permitted under Section 17-403(c) of the Delaware Act. The General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Board of Directors, to effect any actions duly authorized by the Board of Directors or any officer of the Partnership, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking any action as may be necessary or appropriate to achieve all the effective delegation of power described in this Section 7.1. Each of the Partners and each Person who may acquire an interest in a Limited Partner Interest is hereby deemed to have approved, consented to, ratified and confirmed such delegation. The delegation by the General Partner to the Board of Directors of management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be the general partner of the Partnership, nor shall it cause the Board of Directors or any member thereof to be a general partner of the Partnership or to have or be subject to any liabilities of a general partner of the Partnership that may be applicable. Except as otherwise provided in this Agreement (including pursuant to Section 1.2, Section 2.4, Section 3.3(c), Section 7.1(d), Section 7.2, Section 7.7(d), Section 7.10, Section 12.4, Section 13.1(b), Section 13.4(b), Section 14.4 and Article IX of this Agreement), and except as delegated to the “Manager Group” (as defined in the Management Services Agreement) as set forth in the Management Services Agreement or as otherwise

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provided therein, the management of the Partnership shall be vested exclusively in the Board of Directors and, subject to the direction of the Board of Directors, the Partnership’s officers and the Board of Directors shall, subject to Section 7.3, have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:
(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into or exchangeable for Partnership Interests (subject to Section 5.8(b)(iv) with respect to Series A Senior Securities and Series A Parity Securities), and the incurring of any other obligations;
(ii)    the making of regulatory and other filings (other than tax filings of Group Members, for which the General Partner retains authority pursuant to Article IX), or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);
(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including (A) the financing of the conduct of the operations of the Partnership Group; (B) the Partnership’s annual Operating Plan; (C) subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); (D) the repayment or guarantee of obligations of any Group Member; and (E) the making of capital contributions to any Group Member;
(v)    the negotiation, authorization and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract having no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction are less favorable to the Partnership than would otherwise be the case);
(vi)    the distribution of cash held by the Partnership;

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(vii)    subject to the terms of the Management Services Agreement, the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary,” and “treasurer”) and agents, internal and outside attorneys, accountants, consultants and contractors, and the determination of their compensation and other terms of employment or hiring;
(viii)    approval of any agreement or arrangement (or any termination or amendment thereof) between any Partner or its Affiliate (other than a Group Member), on the one hand, and the Partnership or any other Group Member, on the other hand;
(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;
(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);
(xiii)    subject to Section 5.8(b)(iv) and Article XIV, the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Partnership Interests; and
(xiv)    the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member, including (A) the Partnership’s authorization and approval, as the sole member of the OpCo General Partner, of any actions on behalf of the Operating Partnership, and (B) authorizing the officers of the OpCo General Partner to act or approve any matter on behalf of the Operating Partnership, including the declaration and payment of distributions by the Operating Partnership.

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(c)    Neither the General Partner nor any of the Limited Partners in their capacities as such shall have any part in the management of the Partnership (except, with respect to the General Partner, pursuant to Section 1.2, Section 2.4, Section 3.3(c), Section 7.1(d), Section 7.2, Section 7.7(d), Section 7.10, Section 12.4, Section 13.1(b), Section 13.4(b), Section 14.4 and Article IX of this Agreement) and shall have no authority or right to act on behalf of the Partnership or deal with any third parties on behalf of the Partnership in connection with any matter, except as requested or authorized by the Board of Directors.
(d)    Number of Directors; Term of Office. The authorized number of Directors shall be seven (7) Directors.
(i)    Three (3) Directors shall be appointed by the General Partner, in its sole discretion. A Director appointed by the General Partner may sometimes be referred to herein as an “NEP GP Appointed Director.” Each NEP GP Appointed Director shall hold office for the term of which he is appointed and until his successor shall have been duly appointed and qualified or until his earlier resignation, retirement, removal from office or death. The initial NEP GP Appointed Directors shall take office commencing at 12:00:01 a.m. on January 1, 2018 (or such later date as such NEP GP Appointed Directors shall have been duly appointed and qualified).
(ii)    At each annual meeting of Limited Partners commencing with the annual meeting of Limited Partners held in 2017, the Limited Partners shall elect four (4) Directors. A Director elected by the Limited Partners may sometimes be referred to herein as an “LP Elected Director.” Each LP Elected Director shall hold office for a term of one (1) year commencing at 12:00:01 a.m. on January 1 (or such later date as such LP Elected Director shall have been duly elected and qualified) of the next succeeding year and extending through 11:59:59 p.m. on December 31 of such year (or such later date as such LP Elected Director’s successor shall have been duly elected and qualified). Each LP Elected Director shall hold office for the term of which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, retirement, removal from office or death. No person who shall have attained the age of seventy-two (72) years by the date of election shall be eligible for election as an LP Elected Director; provided, however, that the Board of Directors is authorized, in circumstances it deems appropriate and by unanimous approval of all of the Directors then in office (except the LP Elected Director whose qualification is the subject of the action), to render an LP Elected Director then in office (the “Affected Director”) eligible for election as an LP Elected Director until either the date of election next following the Affected Director’s seventy-third (73rd) birthday or the date of election next following the Affected Director’s seventy-fourth (74th) birthday.

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(iii)    Candidates for election to the Board of Directors as LP Elected Directors shall be designated by the Partnership’s Chief Executive Officer, subject to the approval of the Board of Directors; provided, however, that, if the Board of Directors fails to approve one or more of the nominees proposed by the Partnership’s Chief Executive Officer, after the Partnership’s Chief Executive Officer shall have had a reasonable opportunity to present to, and discuss with, the Board of Directors his proposed nominees (and any alternative candidates), then (A) any such nominee shall nevertheless be included in the proxy statement for the next annual meeting of Limited Partners and (B) the LP Elected Directors, by a majority vote of the LP Elected Directors then in office, shall be entitled to include in the proxy statement for the next annual meeting of Limited Partners a corresponding number of its own nominees for election to the Board of Directors. Notwithstanding the foregoing, Limited Partners shall be entitled to include in the Partnership’s proxy statement nominees for election to the Board of Directors as LP Elected Directors in accordance with Article XV, subject to compliance with the terms thereof.
(iv)    Any vacancy occurring in the Board of Directors shall be filled only by a majority vote of the Directors then in office, even if less than a quorum, or by a sole remaining Director, and each Director so chosen shall hold office for a term expiring at 11:59:59 p.m. on December 31 of the year in which the vacancy is filled; provided that, if at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any NEP GP Appointed Director, then only the General Partner shall be entitled (in its sole discretion) to designate a replacement for such Director.
(v)    An LP Elected Director may be removed from the Board of Directors (A) by a majority vote of the entire Board of Directors, but only for Cause; or (B) by Limited Partners at a special meeting at which the notice of meeting properly includes the removal of LP Elected Directors for Cause in accordance with Section 13.4; provided that a quorum is present and the required vote of Limited Partners is obtained in accordance with Section 13.9(c). An NEP GP Appointed Director may be removed from the Board of Directors only by the General Partner, with or without Cause.
(e)    Meetings of the Board. Regular and special meetings of the Board of Directors shall be held at such times and places (either within or outside the State of Delaware) as may be determined by the Board of Directors. Notice of the time and place of any regular or special meeting of the Board of Directors shall be given to each Director either by personal delivery, e-mail, facsimile, reputable overnight delivery service, telegram, cablegram or by telephone at least two (2) days prior to the meeting. Notice may also be given through the postal service if mailed at least five (5) days prior to the meeting.

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(i)    Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.
(ii)    Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
(iii)    Four (4) Directors shall constitute a quorum for the transaction of business; provided, however, that, whenever, for any reason, vacancies occur in the Board of Directors that reduce the number of Directors then serving on the Board of Directors to fewer than four (4) Directors, a quorum shall consist of a majority of the remaining Directors then in office, solely for the purpose of filling such vacancies pursuant to Section 7.1(d)(iv).
(iv)    A majority of the Directors present at a meeting of the Board of Directors, whether or not a quorum exists, may adjourn such meeting to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other Directors.
(v)    Meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer of the Partnership or by any three (3) Directors. Regular meetings of committees shall be held on the schedule approved by the Board of Directors. Special meetings of committees may be called by the Chairman of the Board of Directors, the chairman of such committee or any three (3) members of such committee.
(vi)    Members of the Board of Directors may participate in a meeting of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
(vii)    Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or if such position is vacant or such person is absent, by the Chief Executive Officer of the Partnership. If neither the Chairman of the Board nor the Chief

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Executive Officer is present, the Directors shall elect a chairman for the meeting from one of their members present.
(viii)    Any action required to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by such number of Directors as would be required to approve such matter if a meeting of Directors were held, is filed in the minutes of the proceedings of the Board of Directors or of the committee. Such consent shall have the same effect as a unanimous vote.
(f)    Compensation of the Directors. Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by the Board of Directors. In addition, a fixed sum and reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing contained in this Agreement shall be construed to preclude any Director (including the Chief Executive Officer) from serving the Partnership or any of its Subsidiaries in any other capacity and receiving compensation for such service.
(g)    Chairman of the Board. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Partnership, unless the Board of Directors designates another individual to serve as Chairman of the Board of Directors. At any time, the Chairman of the Board of Directors, if any, may be removed from his position as Chairman by the Board of Directors. The Chairman of the Board of Directors, in his capacity as such, shall not have any of the rights or powers of an officer of the Partnership, unless he, in his capacity as Chairman of the Board of Directors, is appointed as an officer of the Partnership. The Chairman shall preside at all meetings of the Board of Directors and at all meetings of the Partners at which he is present.
(h)    Committees of the Board. The Board of Directors may, by resolution, designate from among the Directors one or more committees (which shall include the Audit Committee and the Conflicts Committee), each of which shall be composed of one or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified Directors at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the Delaware Act, if any, or in the establishment of the committee. Any member of any such committee may be removed from such committee by the Board of Directors. Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Board of Directors shall not have

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the authority to authorize or make a distribution to the Limited Partners or to authorize the issuance of Limited Partner Interests. Any committee of the Board of Directors shall constitute a committee within the meaning of Section 17-303(b)(7) of the Delaware Act. Notwithstanding anything contained herein to the contrary, the delegation to any committee of the Board of Directors of any management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause such committee of the Board of Directors or any member thereof to be a general partner of the Partnership or to have or be subject to any liabilities of a general partner of the Partnership that may be applicable. The initial members of the Audit Committee as of the date of this Agreement are James N. Suciu (Chairman), Susan Davenport Austin and Peter H. Kind. The initial members of the Conflicts Committee as of the date of this Agreement are Peter H. Kind (Chairman), Susan Davenport Austin and James N. Suciu.
(i)    Officers and Agents. Officers, employees, agents and consultants of the Partnership shall be appointed, retained, terminated and replaced by the Board of Directors, in its sole discretion; provided, however, that, for so long as NextEra Energy Management Partners, LP (or another Affiliate of NEE) serves as Manager under the Management Services Agreement (or any successor agreement), such officers, employees, agents and consultants of the Partnership shall be appointed, retained, terminated and replaced by the Board of Directors, subject to and in accordance with the designations of the Manager pursuant to the Management Services Agreement. Each such officer, employee, agent and consultant shall have the power, acting individually or jointly, to affix the signature of the Partnership to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing that have been authorized by the Board of Directors, enter into contracts on behalf of the Partnership and otherwise represent and bind the Partnership in all matters, in each case, in accordance with the scope of their respective duties.
Section 7.2    Certificate of Limited Partnership.  The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that the Board of Directors determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner or the Board of Directors determines such action to be necessary or appropriate, the General Partner or the Partnership shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the

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Partnership may elect to do business or own property. Subject to the terms of Section 3.3(a), neither the Partnership nor the General Partner shall be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
Section 7.3    Restrictions on the Partnership’s Authority to Sell Assets of the Partnership Group.
Except as provided in Article XII and Article XIV, the Partnership may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the consent of the General Partner, which consent may be granted or withheld in its sole discretion, and the approval of (a) at least a majority of the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units and all Units owned by the General Partner and its Affiliates), voting as a separate class, and (b) at least a majority of (i) the Outstanding Special Voting Units and (ii) the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units) owned by the General Partner and its Affiliates, voting together as a single class; provided, however, that this provision shall not preclude or limit the Partnership’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
Section 7.4    Reimbursement of the General Partner.
(a)    Except as provided in the Management Services Agreement and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.
(b)    Subject to the Management Services Agreement, and without duplication, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner or its Affiliates in connection with its service as General Partner of the Partnership (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7. This provision does not affect the ability of the General Partner and its Affiliates to

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enter into an agreement to provide services to any Group Member for a fee or otherwise than for cost.
(c)    The Board of Directors, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Interests or options to purchase or rights, warrants or appreciation rights or phantom or tracking interests relating to Partnership Interests), or cause the Partnership to issue Partnership Interests in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the Partnership or any of its Affiliates in each case for the benefit of officers, employees and directors of the Partnership or any of its Affiliates, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to any of its Affiliates any Partnership Interests that the Partnership or such Affiliates are obligated to provide to any officers, employees, consultants and directors pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner, if any, in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

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Section 7.5    Outside Activities.
(a)    The General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in the Partnership’s public filings with the Commission or (B) the acquiring, owning or disposing of debt securities or equity interests in any Group Member.
(b)    Subject to the terms of Section 7.5(c), the Right of First Offer Agreement and the Right of First Refusal Agreement, each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise, to any Group Member or any Partner; provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement or the partnership relationship established hereby in any business ventures of any Unrestricted Person.
(c)    Subject to the terms of Section 7.5(a) and Section 7.5(b), the Right of First Offer Agreement and the Right of First Refusal Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Unrestricted Person (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any duty otherwise existing at law, in equity or otherwise, of the General Partner or any other Unrestricted Person for the Unrestricted Persons (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise, to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person

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(including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person bound by this Agreement for breach of any duty otherwise existing at law, in equity or otherwise, by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership, provided such Unrestricted Person does not engage in such business or activity using confidential or proprietary information provided by or on behalf of the Partnership to such Unrestricted Person.
(d)    The General Partner and each of its Affiliates may acquire Units or other Partnership Interests and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option and in their sole discretion, all rights relating to all Units or other Partnership Interests acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.
Section 7.6    Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.
(a)    The General Partner or any of its Affiliates (other than the Partnership) may, but has no obligation to, lend to any Group Member (including, subject to the consent of the Board of Directors, the Partnership), and any Group Member (including, subject to the consent of the Board of Directors, the Partnership) may borrow from the General Partner or any of its Affiliates (other than the Partnership), funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner (and, if the Partnership is the borrowing party, the Board of Directors) may determine; provided, however, that in any such case the lending party may charge the borrowing party interest at prevailing rates (including prevailing origination fees) that would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner (and, if the Partnership is the borrowing party, the Board of Directors). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.
(b)    The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by

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the Board of Directors. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member); provided, however, that Cash Sweep Withdrawals shall not be subject to this Section 7.6(b).
(c)    No borrowing by any Group Member or the approval thereof by the Board of Directors shall be deemed to constitute a breach of any duty or any other obligation of any type whatsoever, expressed or implied, of the Board of Directors to the Partnership or the Limited Partners existing hereunder, or existing at law, in equity or otherwise by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s or its Affiliates’ Percentage Interest of the total amount distributed to all Limited Partners.
Section 7.7    Indemnification.
(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or omitting or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, that no indemnification pursuant to this Section 7.7 shall be available to any Indemnitee (other than a Group Member or a Director) with respect to any such Affiliate’s obligations pursuant to the Transaction Documents. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the

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Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.
(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under this Agreement, any other agreement, including the Management Services Agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.7: (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.
(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.8    Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Interests for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
(b)    Each of the General Partner and the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents, and neither the General Partner nor the Board of Directors shall be responsible for any misconduct or negligence on the part of any such employee or agent appointed in good faith by the General Partner or the Board of Directors.
(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.
(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters

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occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)    Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates or any Director, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates or the Board of Directors in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding all Non-Voting Common Units and excluding, if the conflict involves the General partner or any of its Affiliates, Common Units and Special Voting Units owned by the General Partner and its Affiliates, but including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A)), (iii) determined by the Board of Directors to be on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) determined by the Board of Directors to be fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The Board of Directors shall be authorized but not required in connection with the resolution of such conflict of interest to seek Special Approval or Unitholder approval of such resolution. Notwithstanding the foregoing, the General Partner, for itself and its Affiliates, and the Board of Directors, for any Group Member, may also each adopt a resolution or course of action that has not received Special Approval or Unitholder approval. Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever the Board of Directors makes a determination to refer or not to refer any potential conflict of interest to the Conflicts Committee for Special Approval, or whenever the General Partner, for itself and its Affiliates, or the Board of Directors, as applicable, determines to seek or not to seek Unitholder approval, the General Partner or the Board of Directors, as applicable, shall be entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner or the Board of Directors, as applicable, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner or the Board of Directors, as applicable, in making such determination or taking or declining to

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take such other action shall be permitted to do so in its sole and absolute discretion. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith. In any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the Board of Directors, any action by the Board of Directors in determining whether the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith; in all cases subject to the provisions for conclusive determination in Section 7.9(b). Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the IPO Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.
(b)    Whenever the General Partner or the Board of Directors, or any Director or any committee of the Board of Directors (including the Conflicts Committee), makes a determination or takes or declines to take any other action, or any Affiliate of the General Partner causes the General Partner to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement, then, unless another express standard is provided for in this Agreement, the General Partner, the Board of Directors or such Director or such committee or such Affiliates causing the General Partner to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action subjectively believe that the determination or other action or inaction is in the best interests of the Partnership Group; provided that, if the Board of Directors is making a determination or taking or declining to take an action pursuant to clause (iii) or clause (iv) of the first sentence of Section 7.9(a), then in lieu thereof, such determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the members of the Board of Directors making such determination or taking or declining to take such other action subjectively believe that the

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determination or other action or inaction meets the standard set forth in clause (iii) or clause (iv) of the first sentence of Section 7.9(a), as applicable.
(c)    Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action shall be permitted to do so in their sole and absolute discretion. By way of illustration and not of limitation, whenever the phrase, “the General Partner at its option,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.
(d)    The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, by its stockholders, if the General Partner is a corporation, or by the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.
(e)    Notwithstanding anything to the contrary in this Agreement, (i) the Board of Directors and the General Partner and its Affiliates shall have no duty or obligation, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business and (ii) the General Partner and its Affiliates shall have no duty or obligation, express or implied, to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except, in each case, as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Board of Directors or the General Partner or any of its Affiliates to enter into such contracts shall be at its option.
(f)    Except as expressly set forth in this Agreement or required by the Delaware Act, neither the General Partner, nor any Director, nor any other Indemnitee shall have

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any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner, Directors or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.
(g)    The Unitholders shall be deemed to have authorized the General Partner, on behalf of the Partnership as a general partner or managing member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
Section 7.10    Certain Additional Matters Requiring Consent of the General Partner. In addition to the General Partner’s powers pursuant to Article IX and in addition to any other powers held by, or actions ascribed to, the General Partner under this Agreement or the Delaware Act, the General Partner’s consent, which may be granted or withheld in its sole discretion, shall be required for (a) the merger, consolidation or conversion of any Group Member; (b) the dissolution of any Group Member; (c) any amendment of the OpCo Partnership Agreement; and (d) any direct or indirect transfer of all or any portion of the general partner interest in the Operating Partnership to any Person.
Section 7.11    Purchase or Sale of Partnership Interests.  The Board of Directors may cause the Partnership to purchase or otherwise acquire Partnership Interests or Derivative Partnership Interests. As long as Partnership Interests are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Interests for its own account, subject to the provisions of Articles IV and X.

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Section 7.12    Reliance.
(a)    Reliance on Information.
(i)    The General Partner, the Board of Directors and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(ii)    The General Partner, the Board of Directors and any other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner, the Board of Directors or such Indemnitee, respectively, reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
(iii)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or any Group Member; provided, however, that officers of the General Partner shall be entitled to act on behalf of and to bind the Partnership only in such matters as the General Partner is authorized to act pursuant to the terms of this Agreement.
(b)    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of Directors, the General Partner and any officer authorized by the Board of Directors or General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Directors, the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors, the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors, the General Partner or any such officer or their representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors,

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the General Partner or any such officer or their representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Board of Directors, the General Partner or their officers or representatives shall be conclusive evidence in favor of any and every Person’s relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting.  The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including the Register and all other books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the Board of Directors shall be permitted to calculate cash-based measures by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the Board of Directors determines to be necessary or appropriate.
Section 8.2    Fiscal Year.  The fiscal year of the Partnership shall be a fiscal year ending December 31.
Section 8.3    Reports.
(a)    Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership (or such shorter period as required by the Commission), the Partnership shall mail or make available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a

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Unit as of a date selected by the Board of Directors, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Directors, and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the Board of Directors determines to be necessary or appropriate.
(b)    Whether or not the Partnership is subject to the requirement to file reports with the Commission, as soon as practicable, but in no event later than 50 days after the close of each Quarter (or such shorter period as required by the Commission) except the last Quarter of each fiscal year, the Partnership shall mail or make available, by any reasonable means (including posting on or accessible through the Partnership’s or the Commission’s website) to each Record Holder of a Unit, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the Board of Directors determines to be necessary or appropriate.
ARTICLE IX

TAX MATTERS
Section 9.1    Tax Characterizations, Elections and Information
(a)    The Partnership is authorized and has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
(b)    The General Partner shall determine whether the Partnership shall make any other tax elections permitted by the Code or state, local or foreign tax law. The General Partner shall have exclusive authority for the making of tax filings, or rendering of periodic or other tax reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership.
(c)    The tax information reasonably required by Record Holders for U.S. federal income tax reporting purposes shall be furnished to Record Holders on or before the date required under the Code and Treasury Regulations thereunder.
Section 9.2    Withholding.  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code

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or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445, 1471 and 1472 of the Code, or established under any foreign law. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner, the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.1 in the amount of such withholding from such Partner.
ARTICLE X

ADMISSION OF PARTNERS
Section 10.1    Admission of Limited Partners.
(a)    By acceptance of any Limited Partner Interests transferred in accordance with Article IV or acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger, consolidation or conversion pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee, agent or representative acquiring such Limited Partner Interests for the account of another Person or Group, which nominee, agent or representative shall be subject to Section 10.1(b) below) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when such Person becomes the Record Holder of the Limited Partner Interests so transferred or acquired, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) shall be deemed to represent that the transferee or acquirer has the capacity, power and authority to enter into this Agreement and (iv) shall be deemed to make any consents, acknowledgements or waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and becoming the Record Holder of such Limited Partner Interest.
(b)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the rights of a Limited Partner in respect of such Units, including the right to vote on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units in accordance with the direction of the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to

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assume such Record Holder is so acting without further inquiry. The provisions of this Section 10.1(b) are subject to the provisions of Section 4.3.
(c)    The name and mailing address of each Record Holder shall be listed in the Register. The Partnership shall update the Register from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).
(d)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).
Section 10.2    Admission of Successor General Partner.  A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.
Section 10.3    Amendment of Agreement and Certificate of Limited Partnership.  To effect the admission to the Partnership of any Partner, the Board of Directors shall take all steps necessary or appropriate under the Delaware Act to amend the Register and any other records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Partnership shall prepare and file an amendment to the Certificate of Limited Partnership.
ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS
Section 11.1    Withdrawal of the General Partner.
(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

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(i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners pursuant to Section 11.1(b);
(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;
(iii)    The General Partner is removed pursuant to Section 11.2;
(iv)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;
(v)    A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
(vi)    (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise upon the termination of the General Partner.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.
(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) in respect of the Event of Withdrawal specified in Section 11.1(a)(i), the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the

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Unitholders, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.
Section 11.2    Removal of the General Partner.  The General Partner may be removed if such removal is approved by the Unitholders holding at least sixty-six and two thirds percent (66 2/3%) of the Outstanding Units (including Units held by the General Partner and its Affiliates, but excluding all Non-Voting Common Units) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the holders of a Unit Majority. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units, voting together as a single class, to remove the General Partner pursuant to this Section 11.2 shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.
Section 11.3    Interest of Departing General Partner and Successor General Partner.
(a)    In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2,

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the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its Combined Interest in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.
For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert that is selected by the Departing General Partner and its successor and that, in turn, may rely on other experts, and the determination by which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then-current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the General Partner Interest and other factors it may deem relevant.
(b)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner

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and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.
(c)    If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Adjusted Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to one hundred percent (100%) less the Adjusted Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Fair Market Value of the Partnership’s assets on such date, net of Liabilities.
(d)    In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Adjusted Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Adjusted Percentage Interest.
Section 11.4    Withdrawal of Limited Partners.  No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.
ARTICLE XII

DISSOLUTION AND LIQUIDATION

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Section 12.1    Dissolution.  The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and, if applicable, the Partnership receives an Opinion of Counsel pursuant to Section 11.2 as to the matters set forth therein, and such successor is admitted to the Partnership pursuant to Section 10.2;
(b)    an election to dissolve the Partnership by the Board of Directors that is approved by the General Partner, in its sole discretion, and by the holders of (i) at least a majority of the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units and excluding all Units owned by the General Partner and its Affiliates), voting as a separate class, and (ii) at least a majority of (A) the Outstanding Special Voting Units and (B) the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units) owned by the General Partner and its Affiliates, voting together as a single class;
(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or
(d)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
Section 12.2    Continuation of the Business of the Partnership After Dissolution.  Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within ninety (90) days thereafter or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within one hundred eighty (180) days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the

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Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;
provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Act.
Section 12.3    Liquidator.  Upon dissolution of the Partnership in accordance with the provisions of Article XII, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units). The Liquidator (if other than the General Partner) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units). Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Special Voting Units, voting together as a single class (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units). The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred

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upon the General Partner and the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
Section 12.4    Liquidation.  The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:
(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its Fair Market Value, net of Liabilities; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.
(b)    Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with the priorities for distributions set forth in Article VI, and such distribution shall be made by the end of such taxable period (or, if later, within ninety (90) days after said date of such occurrence); provided that any cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed with respect to the Series A Preferred Units and Series A Senior Securities prior to any distribution of cash or cash equivalents with respect to the Series A Junior Securities. The amount of such distribution paid to the holders of Series A Preferred Units shall be the greater of (i) the Series A Liquidation Value and (ii) the amount that holders of Series A Preferred Units would receive had they converted Series A Preferred Units into the number of

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Common Units determined by multiplying the number of Series A Preferred Units held by such holder by the Series A Conversion Rate immediately prior to the distribution (regardless of whether the Series A Preferred Units are then convertible).
Section 12.5    Cancellation of Certificate of Limited Partnership.  Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
Section 12.6    Return of Contributions.  The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership.
Section 12.7    Waiver of Partition.  To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE; VOTING
Section 13.1    Amendments to the Partnership Agreement.
(a)    Each Partner agrees that the Board of Directors, without the approval of any Partner, may amend or modify, as applicable, any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
(i)    a change in the name of the Partnership, the location of the principal office of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;
(ii)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
(iii)    a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited

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partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Operating Partnership and the Operating Partnership’s Subsidiaries will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;
(iv)    a change that the Board of Directors determines (A) does not adversely affect the Limited Partners considered as a whole or any particular class of Partnership Interests as compared to other classes of Partnership Interests in any material respect, (B) to be necessary or appropriate to (1) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (2) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (C) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.6 or (D) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
(v)    a change in the fiscal year or taxable year of the Partnership and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;
(vi)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, the General Partner or their respective directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
(vii)    an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.4;
(viii)    any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

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(ix)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;
(x)    an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;
(xi)    a merger, conveyance or conversion pursuant to Section 14.3(d);
(xii)    a modification pursuant to Section 15.11 with respect to any annual meeting of Limited Partners; or
(xiii)    any other amendments substantially similar to the foregoing.
(b)    Each Partner agrees that the General Partner, without the approval of any other Partner, may, in its sole discretion, amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, in connection with such changes to the ownership structure of OpCo Common Units and Special Voting Units held by the General Partner or its Affiliates as may be required to avoid adverse tax consequences resulting from changes to tax laws, so long as such amendment is not materially adverse to the Partnership or the Limited Partners.
(c)    Each Partner agrees that, without the approval of any Partner, the Board of Directors may amend any provision of this Agreement in such manner as the Board of Directors determines to be necessary or appropriate to prevent the consolidation of the Partnership Group’s financial results with those of NEE and its Subsidiaries (other than Group Members) under U.S. GAAP, so long as such amendment is not materially adverse to the Partnership or the Limited Partners.
Section 13.2    Amendment Procedures.  Amendments to this Agreement may be proposed only by the General Partner, to the extent permitted under Section 13.1(b), or by the Board of Directors in accordance with the terms of this Agreement. To the fullest extent permitted by law, neither the General Partner nor the Board of Directors shall have any duty or obligation to propose or approve any amendment to this Agreement, and each of the General Partner and the Board of Directors may decline to do so free of any duty or obligation whatsoever to the Partnership, any Limited Partner or any other Person bound by this Agreement, and, in declining to propose or approve an amendment to this Agreement, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated

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hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner or Board of Directors in determining whether to propose or approve any amendment to this Agreement shall be permitted to do so in its sole and absolute discretion. An amendment to this Agreement shall be effective upon its approval by the General Partner or Board of Directors, as applicable, and, except as otherwise provided by Section 13.1 or Section 13.3, the holders of a Unit Majority, unless a different percentage of Outstanding Units is required under this Agreement; provided that, subject to Section 13.1(c), any amendment to Article VI, Article VII, Section 13.1(b), Section 13.1(c), Section 13.2, Section 13.4, Section 13.9, Section 13.13 or Article XV, or any defined terms used therein, shall require the approval of the holders of (a) at least a majority of the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units and excluding all Units owned by the General Partner and its Affiliates), voting as a separate class, and (b) at least a majority of (i) the Outstanding Special Voting Units and (ii) the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units) owned by the General Partner and its Affiliates, voting together as a single class. For the avoidance of doubt, any modification or waiver of any terms set forth in Article XV of this Agreement made by the Board of Directors pursuant to Section 15.11 shall not constitute an amendment of this Agreement. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units or class of Limited Partners shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner or the Board of Directors, as applicable, shall seek the written approval of the requisite percentage of Outstanding Units or class of Limited Partners or call a meeting of the Unitholders to consider and vote on such proposed amendment. The Board of Directors shall notify all Record Holders upon final adoption of any amendments. The General Partner and the Board of Directors shall be deemed to have notified all Record Holders as required by this Section 13.2 if the Partnership has posted or made accessible such amendment through the Partnership’s or the Commission’s website.
Section 13.3    Amendment Requirements.
(a)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) or class of Limited Partners required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4(b), increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Common Units and Special Voting Units, voting together as a single class (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units), whose aggregate Outstanding Common

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Units and Special Voting Units, voting together as a single class (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units), constitute (x) in the case of a reduction as described in subclause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than ninety percent (90%) of the Outstanding Units (excluding Non-Voting Common Units) or (z) in the case of an increase in the percentage in Section 13.4(b), not less than a majority of the Outstanding Units (excluding Non-Voting Common Units).
(b)    Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.
(c)    Except as provided in Section 14.3, and without limitation of the General Partner’s or Board’s authority to adopt amendments to this Agreement without the approval of any Partner as contemplated in Section 13.1, any amendment (including by merger or otherwise) that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. For the avoidance of doubt, (i) any amendment (including by merger or otherwise) adversely affecting the distribution, liquidation, transfer, conversion, or voting rights of the holders of Non-Voting Common Units (including any amendment that would (A) result in the Non-Voting Common Units and Common Units not having the same economic rights, (B) provide the Non-Voting Common Units with voting rights in addition to those set forth in this Agreement, (C) impose new or additional restrictions on transfer of the Non-Voting Common Units, (D) adversely change the conversion rights of the Non-Voting Common Units or impose new or additional restrictions on conversion of such Non-Voting Common Units, (E) adversely change the process of converting the Non-Voting Common Units to Common Units, (F) change the beneficial ownership threshold set forth in Section 5.9(b)(v)(B)(1), (G) make the Non-Voting Common Units redeemable or convertible at the option of the Partnership, other than as set forth herein, or (H) adversely change the Partnership’s obligation to provide transfer assistance in connection with a transfer of Non-Voting Common Units to any Person) would require approval pursuant to the foregoing sentence; and (ii) any amendment (including by merger or otherwise) adversely affecting the distribution, liquidation or conversion rights (including in connection with a Series A Change of Control) of the Series A Preferred Unitholders or the ranking or seniority of the Series A Preferred Units in relation to any other class of Partnership Interests would require approval pursuant to the foregoing sentence; provided that (A) for so long as (y) each Series A

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Purchase Agreement Purchaser (together with such Purchaser’s then-Affiliates) continues to be the Record Holder or beneficial owner of at least twenty-five percent (25%) of the Outstanding Series A Preferred Units, and (z) a Series A Purchaser Change of Control has not occurred with respect to any Series A Purchase Agreement Purchaser, any amendments that require approval under this sentence must be approved by Series A Preferred Unitholders holding at least sixty-six and two thirds percent (66 2/3%) of the Outstanding Series A Preferred Units; and (B) from and after such time as (y) any Series A Purchase Agreement Purchaser (together with such Purchaser’s then-Affiliates) ceases to be the Record Holder or beneficial owner of at least twenty-five percent (25%) of the Outstanding Series A Preferred Units, or (z) a Series A Purchaser Change of Control occurs with respect to any Series A Purchase Agreement Purchaser, any amendments that require approval under this sentence must be approved by holders of not less than a majority of the Outstanding Series A Preferred Unitholders (the vote required by clause (A) or (B), as applicable, of the foregoing proviso, the “Series A Required Voting Percentage”). Without limiting the generality of clause (ii) of the foregoing sentence, any amendment shall be deemed to have such a material adverse effect on the rights or preferences of the Series A Preferred Units if such amendment would:
(i)    Reduce the Series A Distribution Amount, change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel any accrued Series A Unpaid Distributions, or change the seniority rights of the Series A Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Interests;
(ii)    Reduce the amount payable or change the form of payment to the Record Holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Series A Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of Partnership Interests;
(iii)    Make the Series A Preferred Units redeemable or convertible at the option of the Partnership other than as set forth herein; or
(iv)    Adversely amend the provisions of Section 5.5(c), Section 5.8(b)(iii)(D) or Section 5.8(b)(x).
(d)    Notwithstanding any other provision of this Agreement, any amendment to the provisions relating to the IDR Fee contained in the Management Services Agreement that

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would materially adversely affect the holders of the Common Units shall be approved by holders of a Unit Majority.
(e)    Notwithstanding any other provision of this Agreement, prior to the approval by the Partnership, as a holder of OpCo Common Units, of (i) any amendment of the OpCo Partnership Agreement that requires approval by holders of a “Unit Majority” (as defined therein), such amendment shall also be approved by holders of a Unit Majority hereunder, and (ii) any amendment of the OpCo Partnership Agreement that requires approval by holders of at least ninety percent (90%) of the OpCo Common Units, such amendment shall also be approved by holders of at least ninety percent (90%) of the Outstanding Units hereunder.
(f)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least ninety percent (90%) of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.
(g)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least ninety percent (90%) of the Outstanding Units; provided that clauses (d) and (e)(i) of this Section 13.3 may be amended with the approval of the holders of a Unit Majority.
Section 13.4    Annual and Special Meetings.  All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Meetings of the Limited Partners for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
(a)    An annual meeting of the Limited Partners for the election of Directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Limited Partners shall not be entitled to bring business at any annual meeting of Limited Partners except pursuant to Rule 14a-8 promulgated under the Exchange Act.
(b)    Special meetings of the Limited Partners may be called by the Board of Directors (or any committee thereof duly authorized to call such a meeting), by the General Partner or by Limited Partners owning (without giving effect to Section 13.13) twenty percent (20%) or more of the Outstanding Units of the class or classes for which a meeting is proposed, subject to compliance with the provisions of this Section 13.4(b).

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(i)    Limited Partners may call a special meeting of Limited Partners by delivering to the Secretary of the Partnership one or more requests in writing stating that the signing Limited Partners wish to call a special meeting of all Limited Partners and indicating the specific purposes for which the special meeting is to be called; provided, however, that the Limited Partners shall be entitled to call a special meeting only to remove LP Elected Directors for Cause or the General Partner and not to conduct any other business. No other business may be brought by any Limited Partner before such special meeting except the business listed in the related request; provided that nominations of Directors shall not be permitted at any special meeting requested by Limited Partners. To be in proper written form, a request for a special meeting of Limited Partners must set forth in writing the following:
(A)    as to the Limited Partner or Limited Partners making the request and the beneficial owner, if any, on whose behalf the proposal is made:
(1)    the name and address of such Limited Partner or Limited Partners as they appear on the Partnership’s books, and of such beneficial owner or beneficial owners, if any;
(2)    information about all holdings or other interests in the Partnership’s securities, including: (I) the class or series and number of Units or other Limited Partner Interests that are, directly or indirectly, owned of record or owned beneficially by the Limited Partner(s) and such beneficial owner(s), if any, and a representation that the Limited Partner(s) and beneficial owner(s), if any, will notify the Partnership in writing of the class or series and number of such Units or other Limited Partner Interests owned of record and beneficially as of the Record Date for the meeting, promptly following the later of the Record Date and the date notice of the Record Date is first publicly announced; (II) any Derivative Partnership Interests directly or indirectly owned beneficially by such Limited Partner(s) and beneficial owner(s), if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Limited Partner Interests; (III) any proxy, contract, arrangement, understanding or relationship pursuant to which such Limited Partner(s) and beneficial owner(s), if any, have a right to vote any security of the Partnership; (IV) any short interest in any security of the Partnership (for purposes hereof, a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (V) any rights to distributions from the Limited Partner Interests of the Partnership owned

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beneficially by such Limited Partner(s) and beneficial owner(s), if any, that are separated or separable from the underlying securities of the Partnership; (VI) any proportionate interest in Limited Partner Interests or Derivative Partnership Interests held, directly or indirectly, by (xx) a general or limited partnership in which such Limited Partner(s) and beneficial owner(s), if any, are general partners or, directly or indirectly, beneficially own an interest in a general partner, (yy) a limited liability company in which such Limited Partner(s) and beneficial owner(s), if any, are managing members or, directly or indirectly, beneficially own an interest in a managing member or (zz) another entity or enterprise in which such Limited Partner(s) and beneficial owner(s), if any, serve in a similar management capacity or directly or indirectly, beneficially own an interest in an entity or enterprise that serves in such a management capacity; and (VII) any performance-related fees (other than an asset-based fee) that such Limited Partner(s) and beneficial owner(s), if any, are entitled to be based on any increase or decrease in the value of Limited Partner Interests or Derivative Partnership Interests, if any, as of the date of such request, including any such interests held by such Limited Partners’ and beneficial owners’, if any, Affiliates, any person or entity with whom such Limited Partners and beneficial owners, if any, is acting in concert or members of such Limited Partners’ and beneficial owners’, if any, immediate family sharing the same household (which information shall be supplemented by such Limited Partner(s) and beneficial owner(s), if any, not later than ten (10) days after the later of the Record Date for the special meeting or the date on which the Record Date for such special meeting is first publicly announced);
(3)    a representation that each Limited Partner is a holder of record of Limited Partner Interests entitled to vote at such special meeting on the removal of LP Elected Directors or the General Partner and intends to appear in person or by proxy at such meeting to propose such removal; and
(4)    any other information relating to such Limited Partner(s) and beneficial owner(s), if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(B)    in addition, the request must include the following:

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(1)    the identity of the LP Elected Director (or LP Elected Directors) or the General Partner sought to be removed at the meeting, the reason for the proposed removal and any material interest of such Limited Partner(s) and beneficial owner(s), if any, in connection with such removal;
(2)    a brief statement as to how such Limited Partner(s) intend to vote on such removal; and
(3)    a description of all agreements, arrangements and understandings, whether written or oral, between such Limited Partner(s) and beneficial owner(s), if any, and any other person or persons (including the names of such persons) in connection with the proposal of such matter by such Limited Partner(s).
(ii)    Within sixty (60) days after receipt of a request from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Directors shall send a notice of the meeting to the Limited Partners either directly or indirectly. A meeting shall be held at a time and place determined by the Board of Directors on a date not less than ten (10) days nor more than sixty (60) days after the time notice of the meeting is given as provided in Section 16.1.
(iii)    If the notice requirements set forth in this Section 13.4(b) are satisfied by the Limited Partners requesting a special meeting and such Limited Partners’ proposal has been included in a proxy statement that has been prepared by management of the Partnership to solicit proxies for the applicable special meeting of Limited Partners and such Limited Partners do not appear or send a qualified representative to present such proposal at such meeting, the Partnership need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Partnership. For purposes of this Section 13.4(b), to be considered a qualified representative of a Limited Partner, a person must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to the Secretary of the Partnership (in the case of a writing, delivered in person or by facsimile, or sent by U.S. certified mail and received, at the principal executive offices of the Partnership) to act for such Limited Partner as proxy at the meeting of Limited Partners, and such person must produce such writing or electronic transmission, or a reliable printed reproduction of such writing or electronic transmission, at the meeting of Limited Partners.

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(iv)    Limited Partners shall not be permitted to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business. If any such vote were to take place, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
(v)    Notwithstanding the foregoing provisions of this Section 13.4(b), a Limited Partner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and all applicable rules and requirements of the National Securities Exchange on which the Common Units are listed or admitted to trading or, if the Common Units are not so listed or admitted to trading, the quotation system on which the Partnership’s securities are listed or quoted, in each case, with respect to the matters set forth in this Section 13.4(b); provided, however, that any references in this Agreement to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to this Section 13.4(b). Nothing in this Section 13.4(b) shall be deemed to affect any rights of Limited Partners to request inclusion of proposals in the Partnership’s proxy statement pursuant to Rule 14a-8 (or any successor provision) promulgated under the Exchange Act.
Section 13.5    Notice of a Meeting.  Notice of an annual meeting of Limited Partners called pursuant to Section 13.4(a) shall be given to the Record Holders of all Outstanding Units by mail or other means of written communication in accordance with Section 16.1. Notice of a special meeting called pursuant to Section 13.4(b) shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.
Section 13.6    Record Date.  For purposes of determining the Limited Partners who are Record Holders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Board of Directors shall set a Record Date, which shall not be less than ten (10) nor more than sixty (60) days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a

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meeting, the date by which such Limited Partners are requested in writing by the Board of Directors to give such approvals.
Section 13.7    Postponement and Adjournment.  Prior to the date upon which any meeting of Limited Partners is to be held, the Board of Directors may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless the aggregate amount of such postponement shall be for more than forty-five (45) days after the original meeting date. Any meeting of Limited Partners may be adjourned by the Board of Directors (or any authorized committee of the Board of Directors) one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No vote of the Limited Partners shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the Board of Directors as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII. At any adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.
Section 13.8    Waiver of Notice of a Meeting.  The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if they had occurred at a meeting duly held after call and notice in accordance with Section 13.4 and this Section 13.5, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove of any matters submitted for consideration or to object to the failure to submit for consideration any matters required to be included in the notice of the meeting, but not so included, if such objection is expressly made at the beginning of the meeting.
Section 13.9    Quorum and Voting.

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(a)    (i) The presence, in person or by proxy, of holders of a majority of the voting power of the Outstanding Units of the class or classes for which a meeting has been called and which are entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner and its Affiliates) shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a different percentage of such Units, in which case the quorum shall be such different percentage. (ii) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote at such meeting (on all matters on which the holders of all Units vote together as a single class) or a majority of the Outstanding Units of each class entitled to vote at such meeting (on all matters on which the holders of each class of Units vote separately by class) shall be deemed to constitute the act of all Limited Partners, unless a different percentage or class vote is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such different percentage with respect to the Outstanding Units entitled to vote at such meeting (on all matters on which the holders of all Units vote together as a single class) or a majority of the Outstanding Units of each class entitled to vote at such meeting (on all matters on which the holders of each class of Units vote separately by class) shall be required; provided, in each case, the vote of any such quorum shall be subject to the provisions of Section 13.13. (iii) The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the exit of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units or class of Limited Partner Interests specified in this Agreement.
(b)    If a quorum exists, a nominee for LP Elected Director shall be elected to the Board of Directors if, subject to Section 13.13, the votes cast for such nominee’s election by Limited Partners present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such Limited Partners against such nominee’s election; provided, however, that if the number of persons considered by the Limited Partners for election as LP Elected Directors exceeds the total number of LP Elected Directors to be elected, LP Elected Directors shall be elected by a plurality of the votes cast; provided, further, that all persons considered for election (other than those recommended for nomination by or at the direction of the Chief Executive Officer of the Partnership, the Board of Directors or any duly authorized committee thereof) shall have met all applicable requirements and procedures in being placed in nomination and considered for election, including the requirements set forth in this Agreement and in all applicable laws, rules and regulations.
(c)    If a quorum exists, an LP Elected Director shall be removed from the Board of Directors if, subject to Section 13.13, the votes cast for such LP Elected Director’s

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removal by the Limited Partners present in person or represented by proxy at the meeting and entitled to vote on the matter exceeds the votes cast by such Limited Partners against such LP Elected Director’s removal.
Section 13.10    Conduct of a Meeting.  The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the Partnership. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the submission and revocation of approvals in writing.
Section 13.11    Action Without a Meeting.  If authorized by the Board of Directors, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner and its Affiliates) that, subject to Section 13.13, would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Board of Directors may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty (20) days, specified by the Board of Directors. If a ballot returned to the Partnership does not vote all of the Outstanding Units held by such Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Outstanding Units that were not voted.

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Section 13.12    Right to Vote and Related Matters.
(a)    Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
(b)    With respect to Units that are held for a Person’s account by another Person that is the Record Holder (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), such Record Holder shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise or as otherwise permitted by the applicable rules and requirements of the National Securities Exchange on which the Common Units are listed or admitted to trading, vote such Units in favor of, and in accordance with the direction of, the Person who is the beneficial owner of such Units, and the Partnership shall be entitled to assume such Record Holder is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
Section 13.13    Reductions in Voting Power(a)    .
(a)    Five Percent (5%) Voting Limitation. If any Person acquires or holds Limited Partner Interests in an amount that would result in such Person’s owning, controlling or holding, together with the members of any related Group, the power to vote five percent (5%) or more of the then Outstanding Limited Partner Interests entitled to vote in the election or removal of LP Elected Directors, then such Person, and any related Group (with the voting limitation set forth herein being applied to each member pro rata within such Group), shall be entitled to vote not more than five percent (5%) of such Outstanding Limited Partner Interests in the election or removal of LP Elected Directors, and the amount of Limited Partner Interests held by such Person and by any related Group in excess of five percent (5%) in voting power shall not be entitled to vote in the election or removal of LP Elected Directors.
(b)    Other Voting Limitations. If any Person acquires or holds Limited Partner Interests in an amount that would result in such Person’s owning, controlling or holding, together with the members of any related Group, the power to vote ten percent (10%) or more of the Limited Partner Interests present and actually voted on any matter (provided, however, that the provisions of this Section 13.13(b) shall be given effect after giving effect to Section 13.13(a)),

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then the voting power of such Person and any related Group (with the voting limitation set forth herein being applied to each member pro rata within such Group) shall be reduced as follows:
(i)    If such Person is not the General Partner or any of its Affiliates, then such Person, together with any related Group, shall be entitled to vote not more than 9.99% of such Limited Partner Interests present and actually voted on any matter (including the election or removal of LP Elected Directors), and the amount of Limited Partner Interests held by such Person and by any related Group equaling ten percent (10%) or greater in voting power shall be voted proportionally with all other votes of holders of Limited Partner Interests on such matter.
(ii)    If such Person is the General Partner or any of its Affiliates, then such Person, together with any related Group, shall be entitled to vote not more than 9.99% of such Limited Partner Interests present and actually voted in the election or removal of LP Elected Directors, and the amount of Limited Partner Interests held by such Person and by any related Group equaling ten percent (10%) or greater in voting power shall be voted proportionally in the election or removal of LP Elected Directors with all other votes of holders of Limited Partner Interests in the election or removal of LP Elected Directors; provided that this Section 13.13(b)(ii) shall not apply to voting rights on any matter other than the election or removal of LP Elected Directors.
(c)    The incremental voting power voted proportionally pursuant to Section 13.13(b) shall be rounded to the nearest whole Unit (with fractional Units equal to or greater than 0.5 Unit being rounded to the next higher Unit).
Section 13.14    Special Voting Units. Each of the Partners and each other Person who may acquire Partnership Interests agrees that the holders of Special Voting Units shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on a pro rata basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units, including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Act or any other applicable law, rule or regulation, except as otherwise explicitly provided hereunder. The affirmative vote of the holders of a majority of the voting power of all Special Voting Units voting separately as a class shall be required to alter, amend or repeal this Section 13.14 or to adopt any provision inconsistent therewith.
ARTICLE XIV

MERGER, CONSOLIDATION OR CONVERSION

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Section 14.1    Authority.  The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.
Section 14.2    Procedure for Merger, Consolidation or Conversion.
(a)    Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, which consent may be granted or withheld in its sole discretion, and approval of the Board of Directors; provided, however, that, to the fullest extent permitted by law, the General Partner and the Board of Directors shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the General Partner and Board of Directors, in determining whether to consent to any merger, consolidation or conversion of the Partnership, shall be permitted to do so in their sole and absolute discretion.
(b)    If the Board of Directors approves, and if the General Partner shall determine to consent to, the merger or consolidation, the Board of Directors shall authorize the officers of the Partnership to execute, deliver and perform the Merger Agreement, which shall set forth:
(i)    name and state of domicile of each of the business entities proposing to merge or consolidate;
(ii)    the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
(iii)    the terms and conditions of the proposed merger or consolidation;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not

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to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights; and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
(vi)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and
(vii)    such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.
(c)    If the Board of Directors approves, and if the General Partner shall determine, in its sole discretion, to consent to, the conversion, the Board of Directors shall authorize the officers of the Partnership to execute, deliver and perform the Plan of Conversion, which shall set forth:
(i)    the name of the converting entity and the converted entity;
(ii)    a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

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(iii)    a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
(iv)    the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
(v)    in an attachment or exhibit, the certificate of limited partnership of the Partnership;
(vi)    in an attachment or exhibit, the certificate of limited partnership, articles of incorporation or other organizational documents of the converted entity;
(vii)    the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and
(viii)    such other provisions with respect to the proposed conversion that the Board of Directors determines to be necessary or appropriate.
Section 14.3    Approval by Limited Partners.  Except as provided in Section 14.3(d), the Board of Directors, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent and, subject to any applicable requirements of Regulation 14A pursuant to the Exchange Act or successor provision, no other disclosure regarding the proposed merger, consolidation or conversion shall be required.
(a)    Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of (i) at least a majority of the Outstanding Common Units (including Series A Preferred Units, as provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units and excluding all Units owned by the General Partner and its Affiliates), voting as a separate class, and (ii) at least a majority of (A) the Outstanding Special Voting Units and (B) the Outstanding Common Units (including Series A Preferred Units, as

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provided in Section 5.8(b)(iii)(A), but excluding all Non-Voting Common Units) owned by the General Partner and its Affiliates, voting together as a single class, unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.
(b)    Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.
(c)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the Partnership is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the Partnership has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of limited liability under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) of any Limited Partner as compared to its limited liability under the Delaware Act or cause the Operating Partnership or the Operating Partnership’s Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the Board of Directors determines that the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.
(d)    Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the Partnership is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another limited liability entity if (i) the Partnership has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Operating Partnership or the Operating

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Partnership’s Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed twenty percent (20%) of the Partnership Interests Outstanding immediately prior to the effective date of such merger or consolidation.
(e)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.
Section 14.4    Certificate of Merger or Certificate of Conversion.  Upon the required approval by the Board of Directors, the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion or other filing, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware or the appropriate filing office of any other jurisdiction, as applicable, in conformity with the requirements of the Delaware Act or other applicable law.
Section 14.5    Effect of Merger, Consolidation or Conversion.
(a)    At the effective time of the merger:
(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

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(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
(b)    At the effective time of the conversion:
(i)    the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;
(ii)    all rights, title and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
(iii)    all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;
(iv)    all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
(v)    a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and
(vi)    the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership or other securities in the converted entity as provided in the plan of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

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ARTICLE XV

PROXY ACCESS FOR DIRECTOR NOMINATIONS
Section 15.1    General.  Whenever the Board of Directors solicits proxies with respect to the election of LP Elected Directors at an annual meeting of Limited Partners, subject to the provisions of this Article XV, the Partnership shall include in its proxy statement for such annual meeting, in addition to any natural persons nominated for election as an LP Elected Director by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chief Executive Officer of the Partnership, in accordance with Section 7.1(d)(iii), the name, together with the Required Information (as defined below), of any natural person nominated for election (a “Limited Partner Nominee”) to the Board of Directors as an LP Elected Director by an Eligible Limited Partner that expressly elects at the time of providing the notice required by this Article XV (the “Nomination Notice”) to have its nominee included in the Partnership’s proxy materials pursuant to this Article XV. Other than any Person included in the Partnership’s proxy statement for election as an LP Elected Directors by Eligible Limited Partners in compliance with this Article XV, Limited Partners shall not have any right to nominate candidates for election as Directors.
Section 15.2    Timely Notice.  To be timely, a Limited Partner’s Nomination Notice must be delivered to or mailed and received by the Secretary of the Partnership at the principal executive offices of the Partnership not earlier than the opening of business on the one hundred twentieth (120th) day prior to, and not later than the close of business on the ninetieth (90th) day prior to, the first anniversary of the date on which the Partnership’s proxy statement for the immediately preceding annual meeting of Limited Partners was made available; provided, however, that, with respect to the annual meeting of Limited Partners held in 2017, a Limited Partner’s Nomination Notice must be delivered to or mailed and received by the Secretary of the Partnership at the principal executive offices of the Partnership no later than September 22, 2017, and no earlier than August 23, 2017; provided, further, that, in the event that the annual meeting is called for a date that is more than thirty (30) days earlier or more than sixty (60) days later than such first anniversary date, to be timely the Nomination Notice must be so received on the later of the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting of Limited Partners or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Partnership. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above. For purposes of this Section 15.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Partnership with the

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Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, or posted on the Partnership’s website.
Section 15.3    Number of Nominees.  The total number of Limited Partner Nominees (including Limited Partner Nominees who were submitted by an Eligible Limited Partner for inclusion in the Partnership’s proxy solicitation materials pursuant to this Article XV, but who are subsequently withdrawn or whom the Board of Directors decides to nominate as LP Elected Directors) eligible to appear in the Partnership’s proxy materials with respect to an annual meeting of Limited Partners shall not exceed four (4); provided that no Eligible Limited Partner (including, for the avoidance of doubt, any Group that collectively constitutes an Eligible Limited Partner in accordance with Section 15.5) shall be entitled to nominate more than two (2) LP Elected Directors. In the event that the number of Limited Partner Nominees submitted by all Eligible Limited Partners pursuant to this Article XV exceeds this maximum number, each Eligible Limited Partner will select one Limited Partner Nominee for inclusion in the Partnership’s proxy materials until the maximum number is reached, choosing in order of the amount (largest to smallest) of Units each Eligible Limited Partner disclosed as owned in its respective Nomination Notice submitted to the Partnership and confirmed by the Partnership. If the maximum number is not reached after each Eligible Limited Partner has selected one Limited Partner Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. In the event that two or more Eligible Limited Partners disclose ownership of the same number of Units, such Eligible Limited Partners will choose in the order of receipt of their respective Nomination Notice by the Secretary of the Partnership.
Section 15.4    Ownership Requirement for Eligibility to Make Nominations.
(a)    For purposes of this Article XV, an Eligible Limited Partner shall be deemed to “own” only those Outstanding Common Units (including Series A Conversion Units and Common Units that have been issued upon exchange or conversion of Special Voting Units or upon conversion of Non-Voting Common Units) as to which the Limited Partner possesses both (i) the full voting and investment rights pertaining to the Common Units and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such Common Units; provided that the number of Common Units calculated in accordance with clauses (i) and (ii) shall not include any Common Units (A) sold by such Limited Partner or any of its Affiliates in any transaction that has not been settled or closed, (B) borrowed by such Limited Partner or any of its Affiliates for any purposes or purchased by such Limited Partner or any of its Affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such Limited Partner or any of its Affiliates, whether any such instrument or agreement is to be settled with Common Units or with cash based on the notional amount or value of Common Units, in any such case

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which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Limited Partner’s or any of its Affiliate’s full right to vote or direct the voting of any such Common Units or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic interest in such Common Units by such Limited Partner or Affiliate.
(b)    A Limited Partner shall “own” Units held in the name of a nominee or other intermediary so long as the Limited Partner retains the right to instruct how the Units are voted on all matters, including with respect to the election of LP Elected Directors and possesses the full economic interest in the Units. A person’s ownership of Units shall be deemed to continue during any period in which (i) the person has loaned such Units, provided that the person has the power to recall such loaned Units on five (5) business days’ notice or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether Outstanding Units are “owned” for these purposes shall be determined by the Board of Directors, a committee thereof or an officer of the Partnership designated pursuant to Section 15.11, which determination shall be conclusive and binding on the Partnership and its Limited Partners, any Limited Partner Nominee and any other person.
Section 15.5    Ownership Amount and Period of Ownership.
(a)    An Eligible Limited Partner must have owned (as ownership is defined above in Section 15.4) the Required Units continuously for the holding period set forth below that is opposite the year in which the applicable annual meeting is to be held, with the final date of such holding period ending as of a date that is at least seven (7) days prior to both (i) the date of the Nomination Notice and (ii) the Record Date for determining Limited Partners entitled to vote with respect to the election of LP Elected Directors at the annual meeting:

Annual Meeting of Limited Partners	Holding Period
2019	at least one (1) year;
2020	at least two (2) years;
2021 and following	at least three (3) years.

(b)    For purposes of satisfying the foregoing ownership requirement under this Article XV, (i) the Common Units owned by one or more Limited Partners, or by the person or persons who own Common Units and on whose behalf any Limited Partner is acting, may be aggregated (provided that the number of Limited Partners and other persons whose ownership of

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Units may be aggregated for such purpose shall not exceed twenty (20)); (ii) a Group of funds under common management and investment control shall be treated as one Limited Partner or person for this purpose; and (iii) solely for purposes of satisfying the holding periods set forth in Section 15.5(a), (A) Series A Conversion Units shall be deemed to have been owned by such holder since the date on which such Series A Conversion Units were issued, (B) Common Units issued to a holder of Special Voting Units upon conversion or exchange of such Special Voting Units shall be deemed to have been owned by such holder since the date on which such holder first acquired such Special Voting Units so converted or exchanged, and (C) Common Units issued to a holder of Non-Voting Common Units upon conversion of such Non-Voting Common Units shall be deemed to have been owned by such holder since the date on which such holder first acquired such Non-Voting Common Units so converted. No person may be a member of more than one Group of persons constituting an Eligible Limited Partner under this Article XV, and each Group of persons constituting Eligible Limited Partners under this Article XV may not engage in the solicitation of proxies by or on behalf of another Group of persons constituting Eligible Limited Partners under this Article XV. For the avoidance of doubt, if a Group of Limited Partners aggregates ownership of Common Units in order to meet the requirements under this Article XV, all Common Units held by each Limited Partner constituting its contribution to the Required Units must be held by that Limited Partner continuously for at least the applicable period set forth in Section 15.5(a), and evidence satisfactory to the Partnership of such continuous ownership shall be provided.
(c)    Within the time period specified in this Article XV for providing the Nomination Notice, an Eligible Limited Partner (including, for the avoidance of doubt, each Limited Partner that is a member of a Group that collectively constitutes an Eligible Limited Partner) must provide the following information in writing to the Secretary of the Partnership (in a form reasonably to be specified by the Secretary of the Partnership):
(i)    one or more written statements from each Record Holder of the Common Units (and from each intermediary through which the Common Units are or have been held during the requisite holding period, as set forth in Section 15.5(a)) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Eligible Limited Partner owns, and has owned continuously for the preceding requisite holding period, the Required Units, and the Eligible Limited Partner’s agreement to provide, within five (5) business days after the Record Date for the annual meeting, written statements from the Record Holder and intermediaries verifying the Eligible Limited Partner’s continuous ownership of the Required Units through the Record Date;
(ii)    the written consent of each Limited Partner Nominee to being named in the proxy statement and proxy card as a nominee and to serving as a director if

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elected, together with the information and representations that would be required to be set forth in a Limited Partner’s request pursuant to Section 13.4(b);
(iii)    a copy of the Schedule 14N (or any successor form or schedule) that has been filed with the Commission as required by Rule 14a-18 under the Exchange Act (or any successor rule or regulation);
(iv)    a representation that the Eligible Limited Partner (including each member of any Group of holders of Units that together is an Eligible Limited Partner under this Article XV) (A) acquired the Required Units in the ordinary course of business and not with the intent to change or influence control of the Partnership, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Limited Partner Nominee(s) being nominated pursuant to this Article XV, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule or regulation), in support of the election of any individual as a director at the annual meeting other than its Limited Partner Nominee or a nominee of the Chief Executive Officer of the Partnership or the Board of Directors, (D) will not distribute to any Limited Partner any form of proxy for the annual meeting other than the form distributed by the Partnership and (E) in the case of a nomination by a Group of Limited Partners that together is an Eligible Limited Partner, the designation by all Group members of one Group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(v)    an undertaking that the Eligible Limited Partner agrees to (A) own the Required Units through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Limited Partner’s communications with the Limited Partners or out of the information that the Eligible Limited Partner provided to the Partnership, (C) indemnify, defend and hold harmless the General Partner, the Partnership and their respective directors, officers, Affiliates and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the General Partner, the Partnership and their respective directors, officers, Affiliates or employees arising out of the Statement or any nomination, solicitation or other activity by the Eligible Limited Partner in connection with its efforts to elect the Limited Partner Nominee pursuant to this Article XV, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual

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meeting and (E) provide to the Partnership prior to the annual meeting such additional information as may be necessary or required with respect to (D) above.
Section 15.6    Eligible Limited Partner’s Statement; Partnership’s Statement.  The Eligible Limited Partner may provide to the Secretary of the Partnership, at the time the information required by this Article XV is provided, a Statement. Notwithstanding anything to the contrary contained in this Article XV, the Partnership may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation or be materially misleading or inappropriate. The Partnership may solicit against, and include in the Partnership’s proxy statement or any other solicitation materials its own statement opposing or otherwise relating to, any Limited Partner Nominee.
Section 15.7    Nominee Information and Representations.  Within the time period specified in this Article XV for delivering the Nomination Notice, a Limited Partner Nominee must deliver to the Secretary of the Partnership, in a form reasonably to be specified by the Secretary of the Partnership, a written representation and agreement that the Limited Partner Nominee (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Partnership, will vote or otherwise act on any matter that has not been disclosed to the Partnership or any commitment that could interfere with the nominee’s ability to comply, if elected as a director of the Partnership, with such person’s duties under applicable law and this Agreement, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Partnership with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as an LP Elected Director that has not been disclosed to the Partnership, (c) will act as a representative of all of the Limited Partners while serving as an LP Elected Director, (d) will provide statements and other information in all communications with and by the Partnership that are or will be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading and (e) will comply with all the Partnership’s governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Partnership policies and guidelines applicable to Directors, as well as any applicable law, rule or regulation or listing standards of the National Securities Exchange upon which the Common Units are listed. At the request of the Partnership, the Limited Partner Nominee must submit all completed and signed questionnaires required of the Partnership’s Directors and officers. The Partnership may request such additional information as necessary to permit the Board of Directors, or a committee thereof or an officer of the Partnership designated pursuant to Section 15.11, to determine if each Limited Partner Nominee is independent under the Applicable Independence Standards and otherwise meets the criteria for non-employee directors, as set forth in any applicable policies of the Partnership, which

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determination shall be conclusive and binding on the Partnership and its Limited Partners, any Limited Partner Nominee and any other person. If the Board of Directors, a committee thereof or an officer of the Partnership designated pursuant to Section 15.11 determines that the Limited Partner Nominee is not independent under the Applicable Independence Standards or does not meet the criteria for non-employee directors, as set forth in the applicable policies of the Partnership, the Limited Partner Nominee will not be eligible for inclusion in the Partnership’s proxy materials. In the event that any information or communication provided by an Eligible Limited Partner or a Limited Partner Nominee ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of circumstances under which they were made, not misleading, each Eligible Limited Partner or Limited Partner Nominee, as the case may be, shall promptly notify the Secretary of the Partnership of all defects in such previously provided information and of the information that is required to correct all such defects.
Section 15.8    Disqualification of Limited Partner Nominees.  The Partnership shall not be required to include, pursuant to this Article XV, any Limited Partner Nominee in its proxy materials for any annual meeting (a) if the Eligible Limited Partner who has nominated such Limited Partner Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or any successor rule or regulation), in support of the election of any individual as a director at the meeting other than its Limited Partner Nominee(s) or a nominee of the Chief Executive Officer of the Partnership or the Board of Directors, (b) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, a committee thereof or an officer of the Partnership designated pursuant to Section 15.11, which determination shall be conclusive and binding on the General Partner, the Partnership, the Limited Partners, any Limited Partner Nominee and any other person, (c) whose election as a member of the Board of Directors would cause the Partnership to be in violation of this Agreement, the listing standards of the National Securities Exchange upon which the Common Units are listed, or any applicable law, rule or regulation, (d) who is an employee or director of a competitor or significant (or potentially significant) customer, supplier, contractor, counselor or consultant, (e) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (f) who is subject to any order, judgment, decree or other disqualification of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act (or any successor rule or regulation), (g) if such Limited Partner Nominee or the applicable Eligible Limited Partner shall have provided information to the Partnership with respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, a committee thereof or an officer of the

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Partnership designated pursuant to Section 15.11, which determination shall be conclusive and binding on the Partnership and its Partners, any Limited Partner Nominee and any other person, (h) who is a director or officer of any public utility company or other entity regulated by the Federal Energy Regulatory Commission or the Public Utilities Commission of Texas, (i) whose then-current business or personal interests place the Limited Partner Nominee in a conflict of interest with the Partnership or any of its Subsidiaries or Affiliates or (j) if the Eligible Limited Partner or applicable Limited Partner Nominee otherwise contravenes any of the agreements or representations made by such Eligible Limited Partner or Limited Partner Nominee or otherwise fails to comply with its obligations pursuant to this Article XV.
Section 15.9    Effect of Breach of Agreements.  Notwithstanding anything to the contrary set forth in this Article XV, the Board of Directors, a committee thereof, an officer of the Partnership designated pursuant Section 15.11 or the person presiding at the meeting shall declare a nomination by an Eligible Limited Partner to be invalid, which determination shall be conclusive and binding on the General Partner, the Partnership, the Limited Partners, any Limited Partner Nominee and any other person, and such nomination shall be disregarded notwithstanding that proxies may have been received by the Partnership that cast votes “for” the election of such Eligible Limited Partner’s Limited Partner Nominee(s), if (a) the Limited Partner Nominee(s) or the applicable Eligible Limited Partner shall have breached his or its obligations, agreements or representations contemplated under this Article XV, as determined by the Board of Directors, a committee thereof, an officer of the Partnership designated pursuant to Section 15.11 or the person presiding at the annual meeting of Limited Partners or (b) the Eligible Limited Partner (or a qualified representative thereof) does not appear at the annual meeting of Limited Partners to present any nomination pursuant to this Article XV.
Section 15.10    Obligation to File Soliciting and Communication Materials.  The Eligible Limited Partner (including any person who owns Common Units that constitute part of the Eligible Limited Partner’s ownership for purposes of satisfying Section 15.5) shall file with the Commission any solicitation materials or other communication with the Partnership’s Limited Partners relating to the annual meeting at which the Limited Partner Nominee will be nominated, regardless of whether (a) any filing of such materials or other communication is required under Regulation 14A of the Exchange Act (or any successor regulation) or (b) any exemption from filing is available for such materials or other communication under Regulation 14A of the Exchange Act (or any such successor rule or regulation).
Section 15.11    Authority for Implementation.  Any determination to be made with respect to the satisfaction of any term or condition of this Article XV, or the resolution of any dispute with respect thereto, shall be made by the Board of Directors, a committee thereof or any officer designated by the Board of Directors or a committee thereof, and any such determination or resolution shall be final and binding on the Partnership, any Eligible Limited Partner, any

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Limited Partner Nominee and any other Person so long as made in good faith (without any further requirements). Without limiting the generality of the foregoing, if the Board of Directors determines that the effect of the requirements set forth in Article XV with respect to a particular annual meeting of Limited Partners, or any other aspect of an annual meeting of Limited Partners, is such that it is reasonably likely that no two holders of Common Units acting individually (and no two separate Groups of such holders) could each qualify as an Eligible Limited Partner, then the Board of Directors shall waive or modify such requirements with respect to such annual meeting of Limited Partners to make it reasonably likely, as determined by the Board of Directors in good faith, that at least two holders of Common Units (or at least two Groups of such holders) could each qualify as an Eligible Limited Partner for the relevant annual meeting of Limited Partners. The person presiding at the annual meeting of Limited Partners, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Limited Partner Nominee has been nominated in accordance with the provisions of this Article XV and, if not so nominated, shall direct and declare at the meeting that such Limited Partner Nominee shall not be considered for election as an LP Elected Director at the meeting.
ARTICLE XVI

GENERAL PROVISIONS
Section 16.1    Addresses and Notices; Written Communications.
(a)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Except as otherwise provided herein, any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown in the Register, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Partnership, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing in the Register is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have

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been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the Partnership at the principal office of the Partnership designated pursuant to Section 2.3; provided that when a different notice address is provided herein, such notice shall be deemed given if received at such other address. The Partnership may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
(b)    The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.
(c)    Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 16.2    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 16.3    Integration.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 16.4    Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 16.5    Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 16.6    Third-Party Beneficiaries.  Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

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Section 16.7    Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) without execution hereof.
Section 16.8    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury.
(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(b)    Each of the Partners and each Person or Group holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a duty (including a fiduciary duty) owed by any director, officer or other employee of the Partnership or the General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding;
(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper;

857826.04-WILSR01A - MSW

(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; and
(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law.
Section 16.9    Invalidity of Provisions.  If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions, or parts thereof, contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and any such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 16.10    Consent of Partners.  Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
Section 16.11    Facsimile and Email Signatures.  The use of facsimile signatures and signatures delivered by email in portable document (.pdf) or similar format affixed in the name and on behalf of the Transfer Agent of the Partnership on certificates representing Common Units or Non-Voting Common Units is expressly permitted by this Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

857826.04-WILSR01A - MSW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

NEXTERA ENERGY PARTNERS GP, INC.

By: MARK HICKSON
Name: Mark Hickson
Title: Executive Vice President,
Strategy and Corporate Development

[Signature Page to Fifth Amended and Restated Agreement of Limited Partnership]
857826.04-WILSR01A - MSW

EXHIBIT A
to the Fifth Amended and Restated
Agreement of Limited Partnership of
NextEra Energy Partners, LP
Certificate Evidencing Common Units
Representing Limited Partner Interests in
NextEra Energy Partners, LP

No.	Common Units
In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                          (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP. THE RESTRICTIONS SET FORTH

Exhibit A - 1
857826.04-WILSR01A - MSW

ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.
This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware

Dated:		NEXTERA ENERGY PARTNERS, LP

	By:	NextEra Energy Partners GP, Inc.

By:

By:

Countersigned and Registered by:
Computershare Trust Company, N.A.

as Transfer Agent and Registrar

By:

Authorized Signature

Exhibit A - 2
857826.04-WILSR01A - MSW

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT—as tenants by the entireties		Custodian

	(Cust)		(Minor)

JT TEN— as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations, though not in the above list, may also be used.

Exhibit A - 3
857826.04-WILSR01A - MSW

ASSIGNMENT OF COMMON UNITS OF
NEXTERA ENERGY PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)
                        Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                        as its attorney-in-fact with full power of substitution to transfer the same on the books of NextEra Energy Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
(Signature)
(Signature)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

Exhibit A - 4
857826.04-WILSR01A - MSW

EXHIBIT B
to the Fifth Amended and Restated Agreement of
Limited Partnership of NextEra Energy Partners, LP
Certificate Evidencing Series A Preferred Units
Representing Limited Partner Interests in
NextEra Energy Partners, LP
No. _________________________ Series A Preferred Units _________________
In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that _______________ (the “Holder”) is the registered owner of Series A Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed, subject to certain restrictions. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY PARTNERS, LP HAS RECEIVED AN OPINION OF COUNSEL OR SUCH OTHER DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER; (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE; OR (C) VIOLATE THE TRANSFER RESTRICTIONS TO WHICH THE SECURITIES ARE SUBJECT PURSUANT TO SECTIONS 5.8 AND 4.7 OF THE PARTNERSHIP AGREEMENT OR SECTION 5.4 OF THE SERIES A PREFERRED UNIT PURCHASE AGREEMENT DATED JUNE 20, 2017. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP

Exhibit B - 1
857826.04-WILSR01A - MSW

AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

Exhibit B - 2
857826.04-WILSR01A - MSW

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated: _____________________________	NEXTERA ENERGY PARTNERS, LP

By: NextEra Energy Partners GP, Inc., its General Partner

By: ________________________________

By: ________________________________

Countersigned and Registered by:
Computershare Trust Company, N.A.
as Transfer Agent and Registrar

By: ________________________________
Authorized Signature

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT-as tenants by the entireties	Custodian

	(Cust)	(Minor)

Exhibit B - 3
857826.04-WILSR01A - MSW

JT TEN-as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common.
Additional abbreviations, though not in the above list, may also be used.

Exhibit B - 4
857826.04-WILSR01A - MSW

ASSIGNMENT OF SERIES A PREFERRED UNITS OF
NEXTERA ENERGY PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

______________________________________
______________________________________
______________________________________	________________________________________
(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

_____________ Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of NextEra Energy Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
__________________________________________________________________
(Signature)

__________________________________________________________________
(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15    .
No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

Exhibit B - 5
857826.04-WILSR01A - MSW

EXHIBIT C
to the Fifth Amended and Restated Agreement of
Limited Partnership of NextEra Energy Partners, LP
Restrictions on Transfer of Series A Preferred Units
THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY PARTNERS, LP HAS RECEIVED AN OPINION OF COUNSEL OR SUCH OTHER DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER; (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE; OR (C) VIOLATE THE TRANSFER RESTRICTIONS TO WHICH THE SECURITIES ARE SUBJECT PURSUANT TO SECTIONS 5.8 AND 4.7 OF THE PARTNERSHIP AGREEMENT OR SECTION 5.4 OF THE SERIES A PREFERRED UNIT PURCHASE AGREEMENT DATED JUNE 20, 2017. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.

Exhibit C - 1
857826.04-WILSR01A - MSW

EXHIBIT D
to the Fifth Amended and Restated Agreement of
Limited Partnership of NextEra Energy Partners, LP
Certificate Evidencing Non-Voting Common Units
Representing Limited Partner Interests in
NextEra Energy Partners, LP
No. _________________________ Non-Voting Common Units _________________
In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of NextEra Energy Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that _______________ (the “Holder”) is the registered owner of Non-Voting Common Units representing limited partner interests in the Partnership (the “Non-Voting Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed, subject to certain restrictions. The rights, preferences and limitations of the Non-Voting Common Units are set forth in, and this Certificate and the Non-Voting Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 700 Universe Boulevard, Juno Beach, Florida 33408. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
THE NON-VOTING COMMON UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NON-VOTING COMMON UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, NEXTERA ENERGY PARTNERS, LP HAS RECEIVED AN OPINION OF COUNSEL OR SUCH OTHER DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF NEXTERA ENERGY PARTNERS, LP THAT THIS SECURITY MAY NOT BE TRANSFERRED IF SUCH TRANSFER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER; (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF NEXTERA ENERGY PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE; OR (C) VIOLATE THE TRANSFER RESTRICTIONS TO WHICH THE SECURITIES ARE SUBJECT PURSUANT TO SECTION 4.7 OF THE PARTNERSHIP AGREEMENT. THIS SECURITY MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON ITS TRANSFER PROVIDED IN THE PARTNERSHIP AGREEMENT. COPIES OF

Exhibit D - 1

857826.04-WILSR01A - MSW

SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE GENERAL PARTNER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP.
The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, and (iii) made the waivers and given the consents and approvals contained in the Partnership Agreement.

Ex D-2
857826.04-WILSR01A - MSW

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated: _____________________________	NEXTERA ENERGY PARTNERS, LP

By: NextEra Energy Partners GP, Inc., its General Partner

By: ________________________________

By: ________________________________

Countersigned and Registered by:
Computershare Trust Company, N.A.
as Transfer Agent and Registrar

By: ________________________________
Authorized Signature

[Reverse of Certificate]
ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT TRANSFERS MIN ACT

TEN ENT-as tenants by the entireties	Custodian

	(Cust)	(Minor)

Ex D-3
857826.04-WILSR01A - MSW

JT TEN-as joint tenants with right of survivorship under Uniform Gifts/Transfers to CD Minors Act (State) and not as tenants in common.
Additional abbreviations, though not in the above list, may also be used.

Ex D-4
857826.04-WILSR01A - MSW

ASSIGNMENT OF NON-VOTING COMMON UNITS OF
NEXTERA ENERGY PARTNERS, LP

FOR VALUE RECEIVED,	hereby assigns, conveys, sells and transfers unto

______________________________________
______________________________________
______________________________________	________________________________________
(Please print or typewrite name and address of assignee)	(Please insert Social Security or other identifying number of assignee)

_____________ Non-Voting Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of NextEra Energy Partners, LP.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
__________________________________________________________________
(Signature)

__________________________________________________________________
(Signature)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15    .
No transfer of the Non-Voting Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Non-Voting Common Units to be transferred is surrendered for registration or transfer.

Ex D-5
857826.04-WILSR01A - MSW